Exhibit 10.2

Execution Version

FIRST AMENDMENT

TO CREDIT AGREEMENT

FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of January 27, 2022 (this “Amendment”), by and among OSCAR HEALTH, INC., a Delaware corporation (the “Borrower”), each other Loan Party that is party hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Agent”) for the Lenders and the Lenders party hereto constituting Required Lenders. Capitalized terms used herein that are not otherwise defined herein shall have the respective meanings assigned to such terms in the Amended Credit Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, reference is made to that certain Credit Agreement, dated as of February 21, 2021 (as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and as further modified by this Amendment (in the form attached as Exhibit A hereto), the “Amended Credit Agreement”), by and among the Borrower, the other Loan Parties from time to time party thereto, the Lenders and L/C Issuers from time to time party thereto, and the Agent;

WHEREAS, the Borrower, as “issuer,” intends to enter into the Senior Notes Indenture pursuant to which the Borrower will issue convertible senior notes in an aggregate principal amount of $400,000,000 (the “Senior Notes”);

WHEREAS, the Borrower has requested that Agent and the Required Lenders (i) consent to the issuance of the Senior Notes and (ii) amend the Credit Agreement in certain respects, in each case, on the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the premises, agreements and provisions herein contained, Borrower, the Required Lenders party hereto and Agent agree as follows:

SECTION 1. Amendments to the Existing Credit Agreement. Effective as of the First Amendment Effective Date, each of the parties hereto agrees that the Existing Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ (or, to the extent such text is moved to elsewhere in the document, ~~stricken text~~)) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text (or, to the extent such text has been moved from elsewhere in the document, double-underlined text)) as set forth in the document attached as Exhibit A hereto.

SECTION 2. Representations and Warranties of Loan Parties. To induce the Agent and the Required Lenders to enter into this Amendment, each Loan Party represents and warrants to the Agent and the Required Lenders on and as of the First Amendment Effective Date that:

(a) the execution, delivery and performance of this Amendment by such Loan Party have been duly authorized by all necessary action on the part of such Loan Party;

(b) such Loan Party has all requisite organizational power and authority to execute, deliver this Amendment and to perform its obligations under the Amended Credit Agreement;

(c) this Amendment is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles, regardless of whether considered in a proceeding in equity or at law and principles of good faith and dealing;

(d) no Event of Default has occurred and is continuing; and

(e) the representations and warranties contained in Article III of the Amended Credit Agreement are true and correct in all material respects (or, in the case of any such representation and warranty that is already qualified as to “materiality”, “material adverse effect” or similar language, in all respects after giving effect to such qualification) as of the First Amendment Effective Date (or, if such representation or warranty expressly relates back to a specified date, then as of such specified date).

SECTION 3. Conditions Precedent to Effectiveness. This Amendment shall become effective as of the date hereof (the “First Amendment Effective Date”), subject to the satisfaction (or waiver) of the following conditions:

(a) Agent shall have received counterparts of this Amendment duly executed by Lenders constituting the Required Lenders, the Borrower and each other Loan Party.

(b) The Administrative Agent shall have received a certificate, dated the First Amendment Effective Date and signed by a Responsible Officer of the Borrower, confirming that the Senior Notes have been issued (or will be issued on or about February 2, 2022) and attaching a copy of the Senior Notes Indenture, which shall be in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 4. Reference to and Effect on the Existing Credit Agreement and the Credit Documents.

(a) This Amendment shall constitute a Loan Document under the Amended Credit Agreement.

(b) On and after the First Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Amended Credit Agreement.

(c) The Existing Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents and the Guarantees contained in the Guarantee and Collateral Agreement shall continue to guarantee the payment and performance of the Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Amendment. By its signature set forth below, each Loan Party hereby ratifies and confirms to the Administrative Agent and the Lenders that, after giving effect to this Amendment and the transactions contemplated hereby, the Credit Agreement and each other Loan Document to which such Loan Party is a party continues in full force and effect and is the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles and each Loan Party hereby ratifies and confirms each such Loan Document.

(d) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Loan Party, any Lender, any L/C Issuer or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

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(e) Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Existing Credit Agreement are and shall remain in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein and shall not be deemed to be amendments of, consents to or modifications of any term or provision of the Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of Borrower or any other Loan Party requiring the consent of Agent or Lenders except to the extent specifically provided for herein. Agent and Lenders have not and shall not be deemed to have waived any of their respective rights and remedies against Borrower or any other Loan Party for any existing or future Defaults or Events of Default.

(f) This Amendment and the other Loan Documents constitute the entire agreement and understanding among the parties hereto, and supersede any and all prior agreements and understandings, oral or written, relating thereto. The parties hereto hereby agree that this Amendment shall not constitute a novation of the Existing Credit Agreement, of any other Loan Document or of any Obligations..

SECTION 5. Counterparts; Electronic Signatures. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile or other electronic medium shall bind the parties hereto. The words “execution,” “signed,” “signature,” and words of like import herein shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on the electronic platform DocuSign, digital copies of a signatory’s manual signature, and deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 6. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER WILL BE GOVERNED BY, AND WILL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Incorporation of Credit Agreement Provisions. The interpretive provisions set forth in Sections 1.02 through 1.07 of the Existing Credit Agreement shall apply to this Amendment and are incorporated herein by reference, mutatis mutandis. Each of the provisions provided in the following sections of the Existing Credit Agreement is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein, mutatis mutandis, and as if “this Agreement” in any such provision read “this Amendment”: Section 9.01 (Notices); and Section 9.12 (WAIVER OF JURY TRIAL); Section 9.13 (Severability); Section 9.14 (Counterparts; Integration; Effectiveness; Electronic Execution); and Section 9.16 (Jurisdiction; Consent to Service of Process).

SECTION 8. Notices. All communications and notices hereunder to any Required Lender shall be given to it at the address set forth under such Required Lender’s signature hereto or as otherwise set forth in Section 9.01 of the Amended Credit Agreement.

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[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, Borrower and each other Loan Party, the Lenders constituting Required Lenders and Agent have duly executed this Amendment as of the day and year first above written.

BORROWER:

OSCAR HEALTH, INC.

By	/s/ R. Scott Blackley
Name: R. Scott Blackley
Title: Chief Financial Officer

GUARANTORS:

OSCAR MANAGEMENT CORPORATION

By	/s/ R. Scott Blackley
Name: R. Scott Blackley
Title: Chief Financial Officer

OSCAR MANAGEMENT CORPORATION OF FLORIDA

By	/s/ R. Scott Blackley
Name: R. Scott Blackley
Title: Chief Financial Officer

AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By	/s/ Jordan Harris
Name: Jordan Harris
Title: Managing Director

[Signature Page to First Amendment]

REQUIRED LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and L/C Issuer

By	/s/ Jordan Harris
Name: Jordan Harris
Title: Managing Director

[Signature Page to First Amendment]

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender and L/C Issuer

By	/s/ Garrett Luk
Name: Garrett Luk
Title: Authorized Signatory

[Signature Page to First Amendment]

REQUIRED LENDERS:

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender and L/C Issuer

By	/s/ Jake Dowden
Name: Jake Dowden
Title: Authorized Signatory

[Signature Page to First Amendment]

BANK OF AMERICA, N.A., as a Lender

By	/s/ Alexander L. Rody
Name: Alexander L. Rody
Title: Senior Vice President

[Signature Page to First Amendment]

Exhibit A

First Amendment to Credit Agreement

[See attached]

CREDIT AGREEMENT

dated as of

February 21, 2021

as amended by the First Amendment to Credit Agreement, dated as of January 27, 2022 among

OSCAR HEALTH, INC.,

as Borrower,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent and an L/C Issuer;

THE LENDERS AND OTHER L/C ISSUERS PARTY HERETO;

and

WELLS FARGO SECURITIES, LLC,

and

MORGAN STANLEY SENIOR FUNDING, INC.,

as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Page
ARTICLE I DEFINITIONS		1

Section 1.01.	Defined Terms	1
Section 1.02.	Terms Generally	~~36~~39
Section 1.03.	Pro Forma Calculations	~~37~~40
Section 1.04.	Classification of Loans and Borrowings	~~37~~40
Section 1.05.	[Reserved]	~~38~~40
Section 1.06.	Limited Condition Acquisitions	~~38~~41
Section 1.07.	Rates; LIBOR Notification	~~39~~42

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS		~~39~~42

Section 2.01.	Revolving Loans	~~39~~42
Section 2.02.	Borrowings, Conversions and Continuations of Loans	~~40~~43
Section 2.03.	Letters of Credit	~~41~~44
Section 2.04.	[Reserved]	~~51~~54
Section 2.05.	Prepayments	~~51~~54
Section 2.06.	Optional Reductions of the Revolving Commitments	~~52~~55
Section 2.07.	Repayment of Loans	~~53~~56
Section 2.08.	Interest	~~53~~56
Section 2.09.	Fees	~~53~~56
Section 2.10.	Computation of Interest and Fees	~~54~~57
Section 2.11.	Evidence of Debt	~~54~~57
Section 2.12.	Payments Generally; Administrative Agent’s Clawback	~~55~~58
Section 2.13.	Sharing of Payments by Lenders	~~57~~60
Section 2.14.	Cash Collateral	~~57~~61
Section 2.15.	Defaulting Lenders	~~58~~62
Section 2.16.	Increase to Commitments	~~61~~64
Section 2.17.	Taxes	~~62~~65
Section 2.18.	[Reserved]	~~66~~69
Section 2.19.	Changed Circumstances	~~66~~69
Section 2.20.	Increased Costs; Reserves on Eurodollar Rate Loans	~~69~~72
Section 2.21.	Compensation for Losses	~~70~~74
Section 2.22.	Mitigation of Obligations; Replacement of Lenders	~~71~~74
Section 2.23.	Survival	~~71~~75
Section 2.24.	Extensions of Loans	~~71~~75
Section 2.25.	Termination of Revolving Credit Facility	~~73~~77

ARTICLE III REPRESENTATIONS AND WARRANTIES		~~73~~77

Section 3.01.	Organization; Powers	~~74~~77
Section 3.02.	Authorization	~~74~~77
Section 3.03.	Enforceability	~~74~~78

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Section 3.04.	Governmental Approvals	~~74~~78
Section 3.05.	Financial Statements	~~74~~78
Section 3.06.	No Material Adverse Change	~~75~~78
Section 3.07.	Title to Properties; Possession Under Leases	~~75~~79
Section 3.08.	Subsidiaries	~~75~~79
Section 3.09.	Litigation; Compliance With Laws	~~75~~79
Section 3.10.	Agreements	~~76~~79
Section 3.11.	Federal Reserve Regulations	~~76~~80
Section 3.12.	Investment Company Act	~~76~~80
Section 3.13.	Use of Proceeds	~~77~~80
Section 3.14.	Tax Returns	~~77~~80
Section 3.15.	No Material Misstatements	~~77~~80
Section 3.16.	Employee Benefit Plans	~~77~~81
Section 3.17.	Environmental Matters	~~77~~81
Section 3.18.	Insurance	~~78~~81
Section 3.19.	Security Documents	~~78~~81
Section 3.20.	Location of Real Property and Leased Premises	~~79~~82
Section 3.21.	Labor Matters	~~79~~82
Section 3.22.	Solvency	~~79~~83
Section 3.23.	Insurance Licenses	~~79~~83
Section 3.24.	Sanctioned Persons	~~80~~83
Section 3.25.	Foreign Corrupt Practices Act	~~80~~84
Section 3.26.	USA PATRIOT Act	~~80~~84
Section 3.27.	Intellectual Property	~~80~~84

ARTICLE IV CONDITIONS OF LENDING		~~81~~84

Section 4.01.	All Credit Extension	~~81~~84
Section 4.02.	Initial Availability for Credit Extension	~~81~~85
Section 4.03.	Conditions to Effectiveness	~~82~~86

ARTICLE V AFFIRMATIVE COVENANTS		~~84~~87

Section 5.01.	Existence; Compliance with Laws; Businesses and Properties	~~84~~87
Section 5.02.	Insurance	~~84~~88
Section 5.03.	Obligations and Taxes	~~85~~88
Section 5.04.	Financial Statements, Reports, Etc.	~~85~~89
Section 5.05.	Litigation and Other Notices	~~87~~91
Section 5.06.	Information Regarding Collateral	~~88~~91
Section 5.07.	Maintaining Records; Access to Properties and Inspections	~~88~~92
Section 5.08.	Use of Proceeds	~~89~~92
Section 5.09.	Employee Benefits	~~89~~92
Section 5.10.	Compliance with Environmental Laws	~~89~~92
Section 5.11.	[Reserved]	~~89~~93
Section 5.12.	Further Assurances	~~89~~93
Section 5.13.	Post-Closing Requirements	~~90~~94

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ARTICLE VI NEGATIVE COVENANTS		~~90~~94

Section 6.01.	Indebtedness	~~90~~94
Section 6.02.	Liens	~~92~~96
Section 6.03.	Sale and Lease-Back Transactions	~~94~~98
Section 6.04.	Investments	~~94~~98
Section 6.05.	Mergers, Consolidations, Sales of Assets and Acquisitions	~~97~~101
Section 6.06.	Restricted Payments; Restrictive Agreements	~~98~~102
Section 6.07.	Transactions With Affiliates	~~99~~104
Section 6.08.	Business of the Borrower and Subsidiaries	~~100~~104
Section 6.09.	Other Indebtedness and Agreements	~~100~~104
Section 6.10.	Financial Covenants	~~101~~105
Section 6.11.	Fiscal Year	~~101~~105
Section 6.12.	Statutory Capital	~~101~~106

ARTICLE VII EVENTS OF DEFAULT		~~102~~106

ARTICLE VIII THE ADMINISTRATIVE AGENT; ETC.		~~105~~109

Section 8.01.	Appointment and Authorization	~~105~~109
Section 8.02.	Delegation of Duties	~~105~~110
Section 8.03.	Default; Collateral	~~106~~110
Section 8.04.	Liability of Administrative Agent	~~108~~113
Section 8.05.	Reliance by Administrative Agent	~~109~~114
Section 8.06.	Notice of Default	~~111~~116
Section 8.07.	Credit Decision; Disclosure of Information by Administrative Agent	~~112~~116
Section 8.08.	Administrative Agent in Its Individual Capacity	~~112~~117
Section 8.09.	Successor Agent	~~113~~117
Section 8.10.	Proof of Claim	~~113~~118
Section 8.11.	[Reserved]	~~114~~119
Section 8.12.	Discretionary Acts and Solicitation of Lender Consent	~~114~~119
Section 8.13.	Secured Cash Management Agreements and Secured Hedge Agreements	~~114~~119

ARTICLE IX MISCELLANEOUS		~~115~~120

Section 9.01.	Notices; Electronic Communications	~~115~~120
Section 9.02.	Survival of Agreement	~~116~~121
Section 9.03.	Binding Effect	~~117~~121
Section 9.04.	Payments Set Aside	~~117~~122
Section 9.05.	Successors and Assigns	~~117~~122
Section 9.06.	Expenses; Indemnity	~~122~~127
Section 9.07.	Right of Setoff	~~124~~129
Section 9.08.	Applicable Law	~~124~~129
Section 9.09.	Waivers; Amendment	~~125~~130
Section 9.10.	Interest Rate Limitation	~~126~~131
Section 9.11.	Entire Agreement	~~126~~131

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Section 9.12.	WAIVER OF JURY TRIAL	~~126~~131
Section 9.13.	Severability	~~127~~132
Section 9.14.	Counterparts; Integration; Effectiveness; Electronic Execution	~~127~~132
Section 9.15.	Headings	~~128~~133
Section 9.16.	Jurisdiction; Consent to Service of Process	~~128~~133
Section 9.17.	Confidentiality	~~129~~134
Section 9.18.	Lender Action	~~130~~135
Section 9.19.	USA PATRIOT Act and Beneficial Ownership Regulation Notice	~~130~~135
Section 9.20.	Certain ERISA Matters	~~130~~135
Section 9.21.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~131~~136
Section 9.22.	Replacement of Lenders.	~~132~~137
Section 9.23.	No Advisory or Fiduciary Responsibility	~~133~~138
Section 9.24.	Acknowledgement Regarding Any Supported QFCs.	~~134~~139

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SCHEDULES

Schedule 1.01(b)	-	Guarantors
Schedule 1.01(d)	-	Permitted Investors
Schedule 2.01	-	Lenders and Commitments
Schedule 3.08	-	Subsidiaries
Schedule 3.09	-	Litigation
Schedule 3.17	-	Environmental Matters
Schedule 3.18	-	Insurance
Schedule 3.19(a)	-	UCC Filing Offices
Schedule 3.20(a)	-	Owned Real Property
Schedule 3.20(b)	-	Leased Real Property
Schedule 3.23	-	Insurance Licenses
Schedule 5.13	-	Post-Closing Requirements
Schedule 6.01(a)	-	Existing Indebtedness
Schedule 6.02(a)	-	Existing Liens

EXHIBITS
Exhibit A	-	Form of Administrative Questionnaire
Exhibit B	-	Form of Assignment and Acceptance
Exhibit C	-	Form of Borrowing Request
Exhibit D	-	Form of Guarantee and Collateral Agreement
Exhibit E	-	Form of Compliance Certificate
Exhibit F	-	Form of Affiliate Subordination Agreement
Exhibit G	-	Form of Tax Compliance Certificates
Exhibit H	-	Form of Notice of Conversion/Continuation
Exhibit I	-	Form of Note

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CREDIT AGREEMENT dated as of February 21, 2021 among OSCAR HEALTH, INC., a Delaware corporation (the “Borrower”), the Lenders (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in Article I), the L/C Issuers and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) for the Lenders.

The Borrower has requested that Lenders and L/C Issuers commit to extend credit in the form of Revolving Loans and Letters of Credit during the Availability Period, in an aggregate principal amount not in excess of $200,000,000. The proceeds of the Revolving Loans are to be used solely for general corporate purposes of the Borrower and the Subsidiaries.

The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquired Entity” shall have the meaning assigned to such term in Section 6.04(g).

“Adjusted LIBO Rate” shall mean, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Adjusted LIBO Rate =	LIBO Rate
1.00-Eurodollar Reserve Percentage

“Administrative Agent” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Administrative Agent Fee” shall have the meaning assigned to such term in the Fee Letter.

“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth in Section 9.01(b) or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate Subordination Agreement” shall mean an Affiliate Subordination Agreement in the form of Exhibit F pursuant to which intercompany obligations and advances owed by any Loan Party to a non-Loan Party are subordinated to the Obligations.

“Agreement” shall have the meaning assigned to such term in the introductory statement hereto.

“Agreement Value” shall mean, for each Hedging Agreement, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or any of its Subsidiaries would be required to pay if such Hedging Agreement were terminated on such date.

“Alternate Base Rate” shall mean, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) the LIBO Rate for an Interest Period of one month plus 1%; each change in the Alternate Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or the LIBO Rate (provided that clause (c) shall not be applicable during any period in which the LIBO Rate is unavailable or unascertainable).

“Applicable Insurance Code” shall mean, as to any Regulated Insurance Company, the insurance code or other statute of any state where such Regulated Insurance Company or other Person is domiciled or doing insurance business and any successor statute of similar import, together with the regulations thereunder, as amended or otherwise modified and in effect from time to time.

“Applicable Insurance Regulatory Authority” shall mean, when used with respect to any Regulated Insurance Company, the insurance department or similar administrative authority or agency located in (a) each state or other jurisdiction in which such Regulated Insurance Company is domiciled or (b) to the extent asserting regulatory jurisdiction over such Regulated Insurance Company, the insurance department, authority or agency in each state or other jurisdiction in which such Regulated Insurance Company is licensed, and shall include any Federal or national insurance regulatory department, authority or agency that may be created that asserts regulatory jurisdiction over such Regulated Insurance Company.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Margin” shall mean, for any day (a) with respect to any Eurodollar Rate Loan, 4.50% per annum, and (b) with respect to any ABR Loan, 3.50% per annum.

“Applicable Percentage” shall mean, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time; provided, that, if the commitment of each Lender to make Revolving Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Article VII or if the aggregate Revolving Commitments have expired, then the Applicable Percentage with respect to each Lender’s Revolving Commitment shall be determined based on the Applicable Percentage of such Lender’s Revolving Commitment most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentages of each Lender are set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender pursuant to this Agreement. The Applicable Percentages shall be subject to adjustment as provided in Section 2.15.

“Arranger” shall mean each of Wells Fargo Securities and MSSF, in each case in their respective capacities as a joint lead arranger and a joint bookrunner.

“Asset Sale” shall mean the sale, division, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by the Borrower or any of its Subsidiaries to any Person other than the Borrower or any Guarantor of (a) any Equity Interests of any of the Subsidiaries (other than directors’ qualifying shares) or (b) any other assets of the Borrower or any of the Subsidiaries (other than (i) inventory, damaged, obsolete or worn out assets, assets no longer used or useful in the business of the Borrower and its Subsidiaries, scrap, cash and Permitted Investments, in each case disposed of in the ordinary course of business, (ii) dispositions between or among Excluded Subsidiaries, (iii) trade-ins and exchanges of assets with third parties conducted in the ordinary course of business to the extent substantially comparable (or better) assets useful in the operation of the business of the Borrower and its Subsidiaries are obtained in exchange therefor, (iv) the discount, write-off or disposition, in each case, on a non-recourse basis and in the ordinary course of business consistent with past practice, of accounts receivable in connection with the collection or compromise thereof (and not as part of an accounts receivable financing transaction), (v) the termination of leases, surrender or sublease of real or personal property in the ordinary course of business that do not interfere in any material respect with the business of the Borrower or its Subsidiaries, (vi) dispositions in connection with Casualty Events, (vii) the incurrence of Liens expressly permitted pursuant to Section 6.02, (viii) Investments expressly permitted pursuant to Section 6.04, (ix) the unwinding of any Hedging Agreement expressly permitted hereunder pursuant to its terms, (x) leases, subleases, licenses or sublicenses of real or personal property in the ordinary course of business not interfering in any material respect with the business of the Borrower or any of its Subsidiaries, (xi) the issuance, sale, transfer or other disposition of Equity Interests (or any contractual rights equivalent thereto) in, or any assets of, any Subsidiary in connection with a Joint Venture; provided that, after giving effect thereto and any Investments made pursuant to Section 6.04(h), no more than the greater of $50,000,000 and 15% (or, unless such Investments are made in the form of cash or Permitted Investments and Liquidity is less than $200,000,000 (calculated after to giving effect to the proposed disposition), 25%) of Consolidated Total Assets are owned (whether directly or thought a percentage interest profit sharing or similar arrangement) by any Person that is not the Borrower or a Subsidiary; provided, further that no disposition may be made under this clause (xi) with respect to any Joint Venture that is not a Subsidiary of the Borrower (such transaction contemplated by this clause (xi), a “Joint Venture Disposition”), and (xii) any sale, transfer or other disposition or series of related sales, transfers or other dispositions having a value not in excess of $1,000,000 per annum).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Auto-Reinstatement Letter of Credit” has the meaning specified in Section 2.03(b)(iv).

“Availability Period” shall mean the period from and including the Closing Date to the earliest of (a) the Maturity Date with respect to the Revolving Loans, (b) the date of termination of the Revolving Commitments pursuant to Section 2.06, (c) the date of termination of the commitment of each Lender to make Revolving Loans and of the obligations of each L/C Issuer to make L/C Credit Extensions pursuant to Article VII and (d) the 90th day following the Effective Date if the Closing Date has not occurred.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.19(c)(iv).

“Bail- In Action” shall mean the exercise of any Write- Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail- In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable to the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Benchmark” means, initially, the LIBO Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.19(c)(i).

“Benchmark Replacement” means, for any Available Tenor,

(a) with respect to any Benchmark Transition Event or Early Opt-in Election, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)

the sum of: (A) Term SOFR and (B) the related Benchmark Replacement Adjustment; provided, that, if the Borrower has provided a notification to the Administrative Agent in writing on or prior to such Benchmark Replacement Date that the Borrower has a Hedging Agreement in place with respect to any of the Loans as of the date of such notice (which such notification the Administrative Agent shall be entitled to rely upon and shall have no duty or obligation to ascertain the correctness or completeness of), then the Administrative Agent, in its sole discretion, may decide not to determine the Benchmark Replacement pursuant to this clause (a)(1) for such Benchmark Transition Event or Early Opt-in Election, as applicable;

(2)	the sum of: (A) Daily Simple SOFR and (B) the related Benchmark Replacement Adjustment;

(3)

the sum of: (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment; or

(b) with respect to any Term SOFR Transition Event, the sum of (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment;

provided that, (i) in the case of clause (a)(1), if the Administrative Agent decides that Term SOFR is not administratively feasible for the Administrative Agent, then Term SOFR will be deemed unable to be determined for purposes of this definition and (ii) in the case of clause (a)(1) or clause (b) of this definition, the applicable Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (a)(1), (a)(2) or (a)(3) or clause (b) of this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)	for purposes of clauses (a)(1) and (a)(2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a)

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement;

(b)

the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Available Tenor of such Benchmark;

(2)

for purposes of clause (a)(3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities; and

(3)

for purposes of clause (b) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of the LIBO Rate with a SOFR-based rate;

provided that, (x) in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion and (y) if the then-

current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement that will replace such Benchmark in accordance with Section 2.19(c)(i) will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be, with respect to each Unadjusted Benchmark Replacement having a payment period for interest calculated with reference thereto, the Available Tenor that has approximately the same length (disregarding business day adjustments) as such payment period.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(3)

in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the Administrative Agent has provided the Term SOFR Notice to the Lenders and the Borrower pursuant to Section 2.19(c)(i)(B); or

(4)

in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then- current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.19(c) and (y) ending at the time that a Benchmark Replacement has replaced the then- current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.19(c).

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America and any successor thereto.

“Borrower” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.01.

“Borrowing” shall mean Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Rate Loans, as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a written request by the Borrower in accordance with the terms of Section 2.02 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided that when used in connection with a Eurodollar Rate Loan or an ABR Loan based on the Adjusted LIBO Rate, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market; provided, further that banks shall not be deemed to be authorized or required to be closed for this purpose due to a “shelter in place,” “non-essential employee” or similar closure of physical branch locations.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP in effect as of December 15, 2018, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP as of such date. To the extent that any change in GAAP after December 15, 2018 results in leases which are, or would have been, classified as operating leases under GAAP as in effect on December 15, 2018 (whether or not such operating lease was in effect on such date) being classified as capital leases under GAAP, as so revised, such change in classification of leases from operating leases to capital leases shall be ignored for purposes of this Agreement.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers or the Lenders, as collateral for the L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the applicable L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and such L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Management Agreement” shall mean any agreement to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Cash Management Bank” shall mean any Person in its capacity as a party to a Secured Cash Management Agreement with the Borrower or any Guarantor; provided, that, (a) at the time such Person enters into such Cash Management Agreement, such Person is a Lender or an Affiliate of a Lender (even if thereafter such Person ceases to be a Lender or such Person’s Affiliate ceases to be a Lender) or (b) such Cash Management Agreement exists at the time such Person or Affiliate of such Person becomes a Lender (even if thereafter such Person ceases to be a Lender or such Person’s Affiliate ceases to be a Lender).

“Casualty Event” shall mean any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any other Loan Party.

“CFC” shall mean any Subsidiary that is a ‘controlled foreign corporation’ within the meaning of Section 957 of the Code.

A “Change in Control” shall be deemed to have occurred if (a) any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof), other than the Permitted Investors, shall own, directly or indirectly, beneficially or of record, shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower or (c) any change in control (or similar event, however denominated) with respect to the Borrower or any Subsidiary shall occur under and as defined in any indenture or agreement in respect of Material Indebtedness to which the Borrower or any Subsidiary is a party.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” shall have the meaning assigned to such term in Section 9.10.

“Class” when used in reference to (a) any Loan, refers to whether such Loan, or the Loans comprising such Borrowing, are Loans or Extended Loans or (b) any Commitment, refers to whether such Commitment is a Commitment in respect of Loans or a Commitment in respect of a Class of Loans to be made pursuant to an Extension Amendment.

“Closing Date” shall mean the first date the conditions precedent set forth in Section 4.02 have been satisfied.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all the “Collateral” as defined in any Security Document.

“Combined Ratio” shall mean, as of any Test Date, the sum of the following for the Borrower and the Subsidiaries for the period commencing with the first day of the current fiscal year of the Borrower and ending on such Test Date (with each ratio measured as a percentage): (a) the ratio of (i) net claims before ceded quota share reinsurance to (ii) net premiums before ceded quota share reinsurance plus (b) the ratio of (i) health insurance subsidiary adjusted administrative expenses to (ii) net premiums before ceded quota share reinsurance, in each case, calculated in a manner consistent with the methodology described in the “Management’s Discussion and Analysis” set forth on the Borrower’s Form S-1 as filed with the Securities and Exchange Commission as of the Effective Date.

“Commitment” shall mean a Revolving Commitment.

“Commitment Fee” has the meaning specified in Section 2.09(a).

“Competitor” shall mean any Person that is a bona fide direct competitor (which may include a customer or supplier which is also a competitor or potential competitor) of the Borrower or any of its Subsidiaries in the same industry or a substantially similar industry.

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Total Assets” shall mean, as of any date, the total assets (without duplication) of the Borrower and the Subsidiaries based upon the most recent financial statements delivered pursuant to Section 5.04(a), (b) or (c), and calculated on a pro forma basis.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its assets or properties is bound.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Extension” shall mean each of the following: (a) a Borrowing; and (b) an L/C Credit Extension.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Default Rate” shall mean (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Alternate Base Rate plus (ii) the Applicable Margin, if any, applicable to ABR Loans plus (iii) 2% per annum; provided, that, with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2% per annum; and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans plus 2% per annum.

“Defaulting Lender” shall mean, subject to Section 2.15(d), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder ( provided, that, such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(d)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, each L/C Issuer and each other Lender promptly following such determination.

“Direct Policy Premiums” shall mean, for the most recently ended fiscal quarter of the Borrower for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(a) or (b), the Borrower and the Subsidiaries’ aggregate premiums from members and the federal government earned during such fiscal quarter, before risk adjustment and reinsurance.

“Disqualified Institution” shall mean, on any date, (a) any Person designated by the Borrower as a “Disqualified Institution” by written notice delivered to the Administrative Agent prior to the Effective Date, (b) any Person designated by the Borrower as a Competitor by written notice delivered to the Administrative Agent prior to the Effective Date, (c) any Person designated by the Borrower as a Person that has become a Competitor after the Effective Date by written notice delivered to the Administrative Agent and (d) Affiliates of the foregoing that are clearly identifiable as such on the basis of their name or are identified as such by written notice delivered to the Administrative Agent; provided, that, “Disqualified Institution” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time; provided, further, that (x) the designation of a Person as a Disqualified Institution after the Effective Date shall not apply to retroactively disqualify any Lender or participant so long as such Lender or participant was not a Disqualified Institution at the time such person became a Lender or acquired a participation and (y) any bona fide debt fund or investment vehicle that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business which is managed, sponsored or advised by any Person Controlling, Controlled by or under common Control with such Competitor or its Controlling owner and for which no personnel involved with the competitive activities of such Competitor or Controlling owner (1) makes any investment decisions for such debt fund or (2) has access to any confidential information (other than publicly available information) relating to the Borrower and the Subsidiaries shall be deemed not to be a Competitor of the Borrower or any of the Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, (a) the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions and (b) the Borrower (on behalf of itself and the other Loan Parties) and the Lenders acknowledge and agree that the Administrative Agent shall have no responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Institution and that the Administrative Agent shall have no liability with respect to any assignment or participation made to a Disqualified Institution.

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the one-year anniversary of the Maturity Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the one-year anniversary of the Maturity Date.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiaries” shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Early Opt-in Election” means, if the then-current Benchmark is the LIBO Rate, the occurrence of:

(1)

a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR- based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)

the joint election by the Administrative Agent and the Borrower to trigger a fallback from the LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” shall mean February 21, 2021.

“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Eligible Assignee” shall mean (a) a Lender, (b) an Affiliate of a Lender, (c) a Related Fund of a Lender, and (d) any other Person (other than a natural person) approved by the Administrative Agent and each L/C Issuer and, except with respect to assignments when an Event of Default under clauses (b), (c), (g) or (h) of Article VII has occurred and is continuing, the Borrower (such consent not to be unreasonably withheld, delayed or conditioned); provided that the Borrower shall be deemed to have consented to any proposed Eligible Assignee unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof; provided, further, that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower, any of the Borrower’s Affiliates or any Disqualified Institution.

“Environmental Laws” shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived or a determination that any Plan or Multiemployer Plan is, or reasonably could be expected to be, an at-risk plan or a plan in endangered or critical status within the meaning of Section 430, 431 or 432 of the Code or Section 303, 304 or 305 of ERISA, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or a Subsidiary (including by virtue of a liability imposed on any of their ERISA Affiliates) of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower, a Subsidiary or any of their respective ERISA Affiliates from any Plan or Multiemployer Plan, (e) the receipt by the Borrower or the Subsidiaries from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the failure by the Borrower or a Subsidiary to make a required contribution to any Plan that results in, or would be reasonably expected to result in, the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, (g) the receipt by the Borrower or a Subsidiary of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA, (h) the occurrence of a material “prohibited transaction” with respect to which the Borrower or any of its Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or (i) any other event or condition with respect to a Multiemployer Plan that results in liability of the Borrower or any of its Subsidiaries.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (other than as a component of the Alternate Base Rate).

“Eurodollar Reserve Percentage” means, for any day, the percentage which is in effect for such day as prescribed by the Board for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Events of Default” shall have the meaning assigned to such term in Article VII.

“Excluded Assets” shall the meaning assigned to such term in the Security Documents.

“Excluded Subsidiary” shall mean any (a) Regulated Insurance Company to the extent the provision of a Guarantee would require any material consent of a Governmental Authority, (b) non-wholly owned Subsidiary, (c) Joint Venture, (d) Subsidiary the provision of a guarantee from which would reasonably be expected to result in material and adverse Tax consequences, as reasonably determined by the Borrower in consultation with the Administrative Agent, (e) CFC, (f) FSHCO and (g) any Subsidiary as to which the Administrative Agent and the Borrower shall reasonably determine in good faith that the costs of obtaining the guaranty of the Obligations as otherwise required hereunder are excessive in relation to the value of such guaranty. As of the Effective Date, each Subsidiary other than Mulberry Management Corporation is an Excluded Subsidiary.

“Excluded Swap Obligation” shall mean, with respect to any Loan Party, any obligation (a “Swap Obligation”) to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 2.10 of the Guarantee and Collateral Agreement and any other “keepwell, support or other agreement” for the benefit of such Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act) at the time the guaranty of such Loan Party, or a grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest becomes illegal.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 9.22) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any Taxes imposed under FATCA.

“Existing Credit Agreement” that certain Credit Agreement, dated as of October 30, 2020, by and among Mulberry Health Inc., the lenders party thereto and HPS Investment Partners, LLC, as administrative agent (as amended, restated or otherwise modified from time to time).

“Extended Commitments” shall mean the Commitments held by an Extending Lender.

“Extended Loans” shall mean the Loans made pursuant to Extended Commitments.

“Extending Lender” shall mean each Lender accepting an Extension Offer.

“Extension” has the meaning specified in Section 2.24(a).

“Extension Amendment” has the meaning specified in Section 2.24(b).

“Extension Offer” has the meaning specified in Section 2.24(a).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Facility Termination Date” shall mean the date as of which all of the following shall have occurred: (a) all Commitments have terminated, (b) all Obligations arising under the Loan Documents have been paid in full (other than contingent indemnification obligations), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit that have been Cash Collateralized).

“FCPA” shall have the meaning assigned to such term in Section 3.26.

“Federal Funds Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Federal Reserve Bank of New York’s Website” shall mean the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fee Letter” shall mean the administrative agent fee letter agreement dated February 21, 2021 between the Borrower and the Administrative Agent.

“Fees” shall mean the Administrative Agent Fee, Commitment Fee and the Letter of Credit Fee.

“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person or other officer with similar duties.

“First Amendment” means that certain First Amendment to Credit Agreement, dated as of the First Amendment Effective Date, by and among the Loan Parties party thereto, the Required Lenders and the Administrative Agent.

“First Amendment Effective Date” means January 27, 2022.

“Floor” means the benchmark rate floor provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the LIBO Rate.

“Foreign Lender” shall mean any Lender that is not a U.S. Person.

“Foreign Pension Plan” shall mean any benefit plan that under Applicable Law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority to which the Borrower or the Subsidiaries make or are obligated to make contributions.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“FSHCO” shall mean any Subsidiary that (directly or indirectly) holds no material assets other than equity interests, or equity interests and indebtedness, of CFCs.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, with respect to each L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“GAAP” shall mean United States generally accepted accounting principles applied on a basis consistent with the financial statements delivered pursuant to Section 3.05.

“Government Official” shall mean (a) an executive, official, employee or agent of a governmental department, agency or instrumentality, (b) a director, officer, employee or agent of a wholly or partially government-owned or -controlled company or business, (c) a political party or official thereof, or candidate for political office or (d) an executive, official, employee or agent of a public international organization (e.g., the International Monetary Fund or the World Bank).

“Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body (including the National Association of Insurance Commissioners and any Applicable Insurance Regulatory Authority).

“Granting Lender” shall have the meaning assigned to such term in Section 9.05(i).

“Guarantee” of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement, substantially in the form of Exhibit D, among the Borrower, the Subsidiaries party thereto and the Administrative Agent for the benefit of the Secured Parties.

“Guarantors” shall mean each Subsidiary listed on Schedule 1.01(b), and each other Subsidiary (other than any Excluded Subsidiary) that is or becomes a party to the Guarantee and Collateral Agreement.

“Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and radioactive materials, (b) any chemical, material or substance that is defined in an Applicable Law as a hazardous or toxic substance, material or waste, and (c) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Applicable Law.

“Healthcare Laws” shall mean all Federal and state laws applicable to the business of the Borrower or any Subsidiary regulating the provision of and payment for healthcare services, including (a) all Federal and state fraud and abuse laws, including the Federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(6)), the Stark Law (42 U.S.C. § 1395nn), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the Federal health care program exclusion provisions (42 U.S.C. § 1302a-7) and the Civil Monetary Penalties Act (42 U.S.C. § 1302a-7a), (b) HIPAA, (c) PPACA, (d) Medicare and (e) Medicaid, each of which as they may be amended from time to time.

“Hedge Bank” shall mean any Person in its capacity as a party to a Secured Hedging Agreement with the Borrower or any Guarantor; provided, that, (a) at the time such Person enters into such Hedging Agreement, such Person is a Lender or an Affiliate of a Lender (even if thereafter such Person ceases to be a Lender or such Person’s Affiliate ceases to be a Lender) or (b) such Hedging Agreement exists at the time such Person or Affiliate of such Person becomes a Lender (even if thereafter such Person ceases to be a Lender or such Person’s Affiliate ceases to be a Lender).

“Hedging Agreement” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Increased Amount” means, in the case of any Indebtedness, any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness or in the form of Equity Interests, as applicable, the accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.

“Incremental Amendment” has the meaning specified in Section 2.16(f).

“Incremental Commitments” has the meaning specified in Section 2.16(a).

“Incremental Facility Closing Date” has the meaning specified in Section 2.16(d).

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding (x) trade accounts payable, deferred revenue and accrued obligations incurred in the ordinary course of business and (y) any earn-out or other post-closing balance sheet adjustment unless not paid when due), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) net obligations of such Person under any Hedging Agreements, valued at the Agreement Value thereof, (i) all obligations of such Person as an account party in respect of letters of credit, (j) all obligations of such Person in respect of Disqualified Stock and (k) all obligations of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner to the extent such Person is liable therefor as a result of such Person’s ownership interest, except to the extent that the terms of such Indebtedness expressly provide that such Person is not liable therefor. For the avoidance of doubt, operating leases shall not be considered Indebtedness.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.06(b).

“Information” shall have the meaning assigned to such term in Section 9.17.

“Insurance Business” shall mean one or more of the aspects of the business of selling, issuing or underwriting insurance or reinsurance.

“Intellectual Property” has the meaning specified in the Guarantee and Collateral Agreement.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one, three or six months thereafter (or, if available to all Lenders, one week thereafter or such other period as all relevant Lenders shall agree), as the Borrower may elect; provided, that, (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period. Interest shall accrue from the first day of an Interest Period to the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” shall mean, with respect to any Person, that such Person (a) purchases, holds or otherwise acquires any Equity Interests, evidences of Indebtedness or other securities in any other Person, (b) makes or permits to exist any loans or advances to, or any investment or any other interest in, any other Person or (c) enters into any Joint Venture with any other Person.

“Investment Grade Rating” shall mean a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P.

“ISDA Definitions” shall mean the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISP” shall mean, with respect to any Letter of Credit, the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time such Letter of Credit is issued).

“Issuer Documents” shall mean with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and the Borrower (or any Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.

“Joint Venture” shall mean a bona fide joint venture, synthetic joint venture, collaboration agreement, co-branding, co-marketing or similar arrangement entered into by the Borrower or any Subsidiary with a Person that is not an Affiliate of the Borrower or any of the Subsidiaries.

“Joint Venture Disposition” has the meaning specified in the definition of “Asset Sale”.

“L/C Advance” shall mean, with respect to each Lender with a Revolving Commitment, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving Loans.

“L/C Commitment” shall mean, with respect to each L/C Issuer, the commitment of such L/C Issuer to issue Letters of Credit hereunder. The initial amount of each L/C Issuer’s Letter of Credit Commitment is set forth on Schedule 2.01 or, with respect to any Person that becomes an L/C Issuer after the Effective Date, the amount set forth for such L/C Issuer as its Letter of Credit Commitment in the Register maintained by the Administrative Agent. The Letter of Credit Commitment of an L/C Issuer may be modified from time to time by agreement between such L/C Issuer and the Borrower, and notified to the Administrative Agent.

“L/C Credit Extension” shall mean, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” shall mean, with respect to a particular Letter of Credit, (a) each Lender as of the Effective Date (other than Bank of America, N.A.), as applicable, each in its capacity as issuer of such Letters of Credit hereunder, or any successor issuer of such Letter of Credit hereunder, and (b) each other Lender selected by the Borrower pursuant to Section 2.03(l) (subject to the consent of such Lender as provided in Section 2.03(l)) from time to time to issue such Letter of Credit, or any successor issuer of such Letter of Credit hereunder.

“L/C Obligations” shall mean, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“LCA Election” has the meaning specified in Section 1.06.

“LCA Test Date” has the meaning specified in Section 1.06.

“Lenders” shall mean (a) the Persons listed on Schedule 2.01 (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any Person that has become a party hereto pursuant to an Assignment and Acceptance.

“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Credit Extension, which office may, to the extent the applicable Lender notifies the Administrative Agent in writing, include an office of any Affiliate of such Lender or any domestic or foreign branch of such Lender or Affiliate.

“Letter of Credit” shall mean any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder.

“Letter of Credit Application” shall mean an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

“Letter of Credit Expiration Date” shall mean the day that is seven days prior to the Maturity Date then in effect for the Revolving Loans (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” shall mean an amount equal to $40,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Commitments.

“LIBO Rate” shall mean, subject to the implementation of a Benchmark Replacement in accordance with Section 2.19(c),

(a) for any interest rate calculation with respect to a Eurodollar Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period. If, for any reason, such rate is not so published then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period, and

(b) for any interest rate calculation with respect to a ABR Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for an Interest Period equal to one month (commencing on the date of determination of such interest rate) as published by ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day. If, for any reason, such rate is not so published then “LIBOR” for such ABR Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.

Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

Notwithstanding the foregoing, (x) in no event shall the LIBO Rate (including any Benchmark Replacement with respect thereto) be less than 1.00% and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 2.19(c), in the event that a Benchmark Replacement with respect to the LIBO Rate is implemented then all references herein to LIBO Rate shall be deemed references to such Benchmark Replacement.

“License” shall mean any license, certificate of authority, permit or other authorization which is required to be obtained from any Applicable Insurance Regulatory Authority or other Governmental Authority in connection with the operation, ownership or transaction of the Insurance Business.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease Obligation or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Limited Condition Acquisition” shall mean any Permitted Acquisition or other Investment permitted by Section 6.04 that the Borrower or any Subsidiary is contractually committed to consummate and whose consummation is not conditioned upon the availability of, or on obtaining, third party financing.

“Liquidity” shall mean, as of any date of determination, the average daily aggregate amount of all cash and Permitted Investments of the Loan Parties of the immediately preceding fiscal quarter of the Borrower, that is (a) not Restricted and (b) held in accounts where the Administrative Agent is the depository bank or, following satisfaction of the requirement set forth in clause (1) of Schedule 5.13, which are subject to one or more deposit account control agreements in favor of the Administrative Agent; provided, that, for purposes of determining compliance in connection with any Investment made pursuant to Section 6.04(h) or any Joint Venture Disposition, such amount shall give pro forma effect to any increase or reduction of cash or Permitted Investments of the Loan Parties resulting from transactions consummated pursuant to Sections 6.04(g), 6.04(h), 6.04(q), 6.05, clause (ii) of the proviso in the first sentence of Section 6.06 or any other Joint Venture Disposition, in each case, occurring following the end of the immediately preceding fiscal quarter of the Borrower and prior to, or substantially concurrently with, the consummation of such Investment or Joint Venture Disposition.

“Loan Documents” shall mean this Agreement, the Security Documents, the Fee Letter, each Issuer Document, each Incremental Amendment, each Extension Amendment, the promissory notes, if any, executed and delivered pursuant to Section 2.11 and any other document executed in connection with the foregoing (but specifically excluding Secured Hedge Agreements and Secured Cash Management Agreements).

“Loan Parties” shall mean the Borrower and the Guarantors.

“Loans” shall mean the Revolving Loans.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Master Agreement” shall have the meaning assigned to such term in the definition of “Hedging Agreement”.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, liabilities, operations, condition (financial or otherwise), operating results or prospects of the Borrower and the Subsidiaries, taken as a whole, (b) the ability of the Borrower or any other Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or (c) the rights and remedies of or benefits available to the Lenders under any Loan Document.

“Material Indebtedness” shall mean Indebtedness (other than the Loans and any intercompany Indebtedness) of any one or more of the Borrower or any Subsidiary in an aggregate principal amount exceeding $10,000,000.

“Material Real Property” shall mean any fee-owned real property with a fair market value in excess of $2,500,000.

“Maturity Date” shall mean February 21, 2024.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.10.

“Medicaid” shall mean that means-tested entitlement program under Title XIX of the Social Security Act, which provides Federal grants to states for medical assistance based on specific eligibility criteria, as set forth at Section 1396, et seq. of Title 42 of the United States Code, as amended, and any statute succeeding thereto.

“Medicare” shall mean that government-sponsored entitlement program under Title XVIII of the Social Security Act, which provides for a health insurance system for eligible aged and disabled individuals, as set forth at Section 1395, et seq. of Title 42 of the United States Code, as amended, and any statute succeeding thereto.

“Minimum Collateral Amount” shall mean, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 103% of the Fronting Exposure of the L/C Issuers with respect to Letters of Credit issued and outstanding at such time and (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.14(a)(i), (a)(ii) or (a)(iii), an amount equal to 103% of the Outstanding Amount of all L/C Obligations.

“Minimum Liquidity Level” shall mean, as of any Test Date, $150,000,000; provided, however, commencing with the Test Date for the Fiscal Quarter ending December 31, 2021, such Minimum Liquidity Level shall be $200,000,000 if Liquidity as of such Test Date is less than an amount equal to (a) the Liquidity as of the date that is six (6) months prior to such Test Date (excluding any such amounts applied as Investments pursuant to Section 6.04(a)(iii)) minus (b) for any Test Date ending as of the last day of any fiscal quarter set forth below, the amount set forth opposite such fiscal quarter:

Fiscal Quarter Ending	Amount
December 31, 2021	$250,000,000
March 31, 2022	$200,000,000
June 30, 2022	$200,000,000
September 30, 2022	$150,000,000
December 31, 2022	$150,000,000
March 31, 2023 and thereafter	$100,000,000

provided, further, such amount shall not be less than zero.

“Minimum Statutory Capital” shall mean for each Regulated Insurance Company, the amount of capital ~~in Dollars~~ that such Regulated Insurance Company is required to have or hold under applicable statute or regulation of any Applicable Insurance Regulatory Authority having jurisdiction over such Regulated Insurance Company.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“MSSF” shall mean Morgan Stanley Senior Funding, Inc.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any Subsidiary or their ERISA Affiliates makes or is obligated to make contributions, or during the preceding six years has made or has been obligated to make contributions.

“Non- Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Non-Reinstatement Deadline” has the meaning specified in Section 2.03(b)(iv).

“Note” has the meaning specified in Section 2.11(a).

“Notice of Conversion/Continuation” shall mean a Notice of Conversion/Continuation substantially in the form of Exhibit H, or such other form as shall be approved by the Administrative Agent.

“Obligations” shall mean (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans or any Letter of Credit, when and as due, whether at maturity, by acceleration, upon one or more dates set for payment or prepayment or otherwise and (ii) all other monetary obligations of the Borrower to any of the Secured Parties under this Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to this Agreement and each of the other Loan Documents, (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents and (d) all obligations of the Borrower or any Guarantor owing to a Cash Management Bank or a Hedge Bank in respect of Secured Cash Management Agreements or Secured Hedge Agreements; provided, that, the “Obligations” of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.

“OFAC” shall have the meaning assigned to such term in Section 3.25.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 9.22).

“Outstanding Amount” shall mean (a) with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Participant Register” shall have the meaning assigned to such term in Section 9.05(f).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean the Perfection Certificate substantially in the form of Exhibit B to the Guarantee and Collateral Agreement.

“Permitted Acquisition” shall have the meaning assigned to such term in Section 6.04(g).

“Permitted Investments” shall mean:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America);

(b) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by any state, commonwealth or territory of the United States or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof, in each case having an Investment Grade Rating;

(c) readily marketable direct obligations issued or directly and fully and unconditionally guaranteed by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating;

(d) investments in commercial paper maturing within one year from the date of issuance thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(e) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 and that issues (or the parent of which issues) commercial paper rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P;

(f) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (e) above;

(g) indebtedness issued by Persons having an Investment Grade Rating with maturities of two years or less from the date of issuance thereof;

(h) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (g) above; and

(i) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

“Permitted Investors” shall mean those Persons set forth on Schedule 1.01(d) and any Affiliates thereof.

“Permitted Refinancing” means secured or unsecured Indebtedness of the Borrower or any Subsidiary; provided that

(a) such Indebtedness is incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, Indebtedness with respect to which a Permitted Refinancing is permitted by Section 6.01;

(b) such Indebtedness is in an original aggregate principal amount (or accreted value, if applicable) not greater than the principal amount (or accreted value, if applicable) of the Indebtedness being exchanged, extended, renewed, replaced or refinanced, plus (i) the amount of all unpaid, accrued, or capital interest, penalties, premiums (including tender premiums) and other amounts payable with respect to the Indebtedness being exchanged, extended, renewed, replaced or refinanced, (ii)  underwriting discounts, fees, commissions, costs, expenses and other amounts payable (including the amount of all original issue discount) with respect to such Indebtedness, and (iii) any existing unutilized commitments with respect to the Indebtedness being exchanged, extended, renewed, replaced or refinanced;

(c) (i) the weighted average life to maturity of such Indebtedness is equal to or longer than the remaining weighted average life to maturity of the Indebtedness being exchanged, extended, renewed, replaced or refinanced (without giving effect to any amortization payments or prepayments of the Indebtedness being exchanged, extended, renewed, replaced or refinanced), and (ii) the final maturity date of such Indebtedness may not be earlier than the final maturity date of the Indebtedness being exchanged, extended, renewed, replaced or refinanced; provided that this clause (c) shall not apply to a Permitted Refinancing of Indebtedness incurred pursuant to Section 6.01(d);

(d) such Indebtedness shall not be incurred or guaranteed by any Loan Party or Subsidiary other than a Loan Party or Subsidiary that was an obligor or guarantor, as applicable, of the Indebtedness being exchanged, extended, renewed, replaced or refinanced;

(e) at the time thereof, no Event of Default shall have occurred and be continuing or would result therefrom; and

(f) if the Indebtedness being exchanged, extended, renewed, replaced or refinanced is,

(i) subordinated in right of payment to the Obligations, such Indebtedness shall be subordinated in right of payment to the Obligation on terms at least as favorable to the Lenders as those contained in the documentation governing Indebtedness being exchanged, extended, renewed, replaced or refinanced;

(ii) unsecured, such Indebtedness shall be unsecured;

(iii) secured by Liens on assets of a Loan Party or any Subsidiary, such Indebtedness shall be either (A) unsecured, (B) secured by only by the assets that secured the Indebtedness being exchanged, extended, renewed, replaced or refinanced, the proceeds and products thereof, and after acquired property that would have been required to be subject to a Lien securing the Indebtedness being exchanged, extended, renewed, replaced or refinanced, in each case on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being exchanged, extended, renewed, replaced or refinanced.

“Permitted Tax Distributions” shall mean, (i) for any taxable period in which the Borrower or any of its Subsidiaries is a member of a consolidated, combined or similar income or similar tax group for which a direct or indirect parent of the Borrower is the common parent or other applicable taxpayer (a “Tax Group”), distributions to pay federal, foreign state and local income or similar Taxes of such Tax Group that are attributable to the Borrower and/or its Subsidiaries; provided, that, the aggregate amount of such payments made shall not exceed the aggregate amount that the Borrower and its Subsidiaries would have been required to pay as standalone entities or a standalone tax group; and (ii) with respect to any direct or indirect parent entity of the Borrower that owns no material assets other than direct or indirect interests in the Borrower and its Subsidiaries, franchise, capital stock or similar Taxes required to be paid to maintain the existence of such parent entity.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower, any Subsidiary or any of their respective ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.01.

“PPACA” shall mean the Patient Protection and Affordable Care Act, Pub. L. 111-148, March 23, 2010.

“Prime Rate” shall mean, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Recipient” shall mean the Administrative Agent, any Lender or any L/C Issuer, as applicable.

“Reference Time” with respect to any setting of the then- current Benchmark means (1) if such Benchmark is the LIBO Rate, 11:00 a.m. (London time) on the day that is two (2) London Banking Days preceding the date of such setting, and (2) if such Benchmark is not the LIBO Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Refinancing” shall have the meaning assigned to such term in the definition of “Transactions”.

“Register” shall have the meaning assigned to such term in Section 9.05(d).

“Regulated Insurance Company” shall mean any Subsidiary of the Borrower, whether now owned or hereafter acquired, that is authorized or admitted to carry on or transact Insurance Business in any jurisdiction and is regulated by any Applicable Insurance Regulatory Authority.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, trustees, officers, employees, members, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Relevant Governmental Body” means the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto.

“Removal Effective Date” has the meaning specified in Section 8.09(b).

“Required Lenders” shall mean, at any time, Lenders having Loans and Commitments representing more than 50% of the sum of all Loans outstanding and Commitments at such time; provided, that, the Loans and Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time.

“Requirements of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its assets or property or to which such Person or any of its assets or property is subject.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority

“Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted” shall mean, when referring to cash of the Loan Parties, that such cash (a) appears (or would be required to appear) as “restricted” on a consolidated balance sheet of the Loan Parties (unless such appearance is solely related to the Loan Documents or Liens created thereunder) as determined in accordance with GAAP, or (b) is subject to any Lien in favor of any Person other than the Administrative Agent for the benefit of the Secured Parties (other than Liens that are junior in priority to the Liens securing the Obligations, bankers’ liens and rights of setoff and inchoate Liens).

“Restricted Indebtedness” shall mean Indebtedness of the Borrower or any Subsidiary, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.09(b).

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Subsidiary.

“Revolving Commitment” shall mean, with respect to each Lender, the commitment of such Lender to (a) make Revolving Loans hereunder as set forth opposite such Lender’s name on Schedule 2.01 and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Commitment, as applicable; “Revolving Commitments” shall mean, collectively, the sum of all Lenders’ Revolving Commitments, which as of the Effective Date amount to $200,000,000 in the aggregate.

“Revolving Commitment Increase” has the meaning provided in Section 2.16(a).

“Revolving Credit Exposure” shall mean, as to any Lender at any time, the aggregate principal amount at such time of such Lender’s outstanding Revolving Loans and such Lender’s participation in L/C Obligations at such time.

“Revolving Loans” shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01.

“SAP” shall mean, with respect to any Regulated Insurance Company, the statutory accounting practices prescribed or permitted by the Applicable Insurance Regulatory Authority in the state in which such Regulated Insurance Company is domiciled for the preparation of Statutory Statements and other financial reports by insurance companies of the same type as such Regulated Insurance Company in effect from time to time, applied in a manner consistent with those used in preparing the statutory financial statements referred to in Section 5.5.

“S&P” shall mean Standard & Poor’s Financial Services LLC, or any successor thereto.

“SEC” shall mean the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” shall mean (a) any Cash Management Agreement that is entered into by and between the Borrower or any Guarantor and any Cash Management Bank with respect to such Cash Management Agreement and (b) designated in writing by the Cash Management Bank and the Borrower to the Administrative Agent as a “Secured Cash Management Agreement”. For the avoidance of doubt, a holder of Obligations in respect of Secured Cash Management Agreements shall be subject to the last paragraph of Section 5.02 of the Guarantee and Collateral Agreement and Section 8.13.

“Secured Hedge Agreement” shall mean (a) any Hedging Agreement that is entered into by and between the Borrower or any Guarantor and any Hedge Bank with respect to such Hedging Agreement and (b) designated in writing by the Hedge Bank and the Borrower to the Administrative Agent as a “Secured Hedge Agreement” (it being understood that one notice with respect to a specified Master Agreement may designate all transactions thereunder as being a “Secured Hedge Agreement”, without the need for separate notices for each individual transaction thereunder). For the avoidance of doubt, a holder of Obligations in respect of Secured Hedge Agreements shall be subject to the last paragraph of Section 5.02 of the Guarantee and Collateral Agreement and Section 8.13.

“Secured Parties” shall mean (a) the Lenders, (b) the L/C Issuers, (c) each Cash Management Bank that is party to any Secured Cash Management Agreement, (d) each Hedge Bank that is party to any Secured Hedge Agreement, (e) the Administrative Agent, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the successors and assigns of each of the foregoing.

“Security Documents” shall mean the Guarantee and Collateral Agreement, each deposit account control agreement, each securities account control agreement and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.12.

“Senior Note Documents” means the Senior Notes, the Senior Notes Indenture and all other documents evidencing, guaranteeing or otherwise governing the terms of the Senior Notes.

“Senior Notes Indenture” means that certain Indenture, by and among the Borrower, as issuer, and the Senior Notes Trustee, pursuant to which the Senior Notes will be issued (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time).

“Senior Notes Issuance Date” means the date on which the Senior Notes are issued.

“Senior Notes” means the convertible senior unsecured notes of the Borrower due 2031 issued pursuant to the Senior Notes Indenture (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time).

“Senior Notes Trustee” means U.S. Bank National Association, in its capacity as trustee under the Senior Note Indenture, together with its successors and permitted assigns.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SPV” shall have the meaning assigned to such term in Section 9.05(i).

“Statutory Statement “ shall mean any statutory financial statement of any Regulated Insurance Company required to be filed with the Applicable Insurance Regulatory Authority of the jurisdiction of incorporation or organization of such Regulated Insurance Company, which statement shall be in the form required by the state in which such Regulated Insurance Company is domiciled or, if no specific form is so required, in the form of financial statements permitted by such Applicable Insurance Regulatory Authority to be used for filing statutory financial statements and shall contain the type of information required and/or permitted by such Applicable Insurance Regulatory Authority to be disclosed therein, together with all exhibits or schedules filed therewith.

“subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing 50% or more of the equity or 50% or more of the ordinary voting power or 50% or more of the general partnership interests are, at the time any determination is being made, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean any subsidiary of the Borrower.

“Swap Obligation” shall have the meaning assigned to such term in the definition of “Excluded Swap Obligations”.

“Synthetic Purchase Agreement” shall mean any swap, derivative or other agreement or combination of agreements pursuant to which the Borrower or any Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a Person other than the Borrower or any Subsidiary of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided, that, no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Borrower or the Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a

Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in the replacement of the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.19(c) with a Benchmark Replacement the Unadjusted Benchmark Replacement component of which is not Term SOFR.

“Test Date” shall mean the last day of each fiscal quarter of the Borrower for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(a) or (b).

“Test Period” shall mean, as of any Test Date, the period of four consecutive fiscal quarters of the Borrower then last ended for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(a) or (b); provided that prior to the first date on which financial statements have been furnished, the Test Period in effect will be the period of four consecutive fiscal quarters of the Borrower ended December 31, 2020.

“Total Revolving Outstandings” shall mean the aggregate Outstanding Amount of all Revolving Loans and all L/C Obligations.

“Transactions” shall mean, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party, (b) on the Closing Date, the repayment in full of the principal, accrued and unpaid interest, fees, premium, if any, and other amounts (other than obligations that by their terms survive the termination thereof) under the Existing Credit Agreement and the termination and/or release of any security interests and guarantees in connection therewith (the “Refinancing”) and (c) the payment of related fees and expenses.

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate and the Alternate Base Rate.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.17(e)(ii)(B)(III).

“Wells Fargo Securities” shall mean Wells Fargo Securities, LLC.

“Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100.00% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or a part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02. Terms Generally.

The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”, and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time, in each case, in accordance with the express terms of this Agreement, and (b) all terms of an accounting or financial nature (including the calculation of all financial covenants set forth herein) shall be construed in accordance with GAAP as in effect from time to time; provided, that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders. In the computation of periods of time from a specified date to a later specified date, the word “from” shall be deemed to mean “from and including”, the words “to” and “until” each shall be deemed to mean “to but excluding”, and the word “through” shall be deemed to mean “to and including”. For all purposes under the Loan Documents, in connection with any division or plan of division or establishment of any series under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time and (c) each division and series of any Person shall be treated as a separate Person hereunder.

Section 1.03. Pro Forma Calculations.

All pro forma calculations permitted or required to be made by the Borrower or any Subsidiary pursuant to this Agreement shall include only those adjustments that would be permitted or required by Regulation S-X under the Securities Act of 1933, as amended, together with those adjustments that (a) have been certified by a Financial Officer of the Borrower as having been prepared in good faith based upon reasonable assumptions and (b) are based on reasonably detailed written assumptions reasonably acceptable to the Administrative Agent.

Section 1.04. Classification of Loans and Borrowings.

For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Rate Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).

Section 1.05. [Reserved]

Section 1.06. Limited Condition Acquisitions.

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, when (i) calculating any applicable ratio or other financial test in connection with the incurrence of Indebtedness, the creation of Liens, the making of an Investment or for any other purpose, (ii) determining the accuracy of any representation or warranty, (iii) determining whether any Default or Event of Default has occurred, is continuing or would result from any action, or (iv) determining compliance with any other condition precedent to any action or transaction other than, for the avoidance of doubt, any condition precedent to a Credit Extension hereunder set forth in Sections 4.01 and 4.02, in each case of clauses (i) through (iv) in connection with a Limited Condition Acquisition, the date of determination of such ratio or test, the accuracy of such representation or warranty (but taking into account any earlier date specified therein), whether any Default or Event of Default has occurred, is continuing or would result therefrom, or the satisfaction of any other condition precedent shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), be deemed to be the date that the definitive agreement for such Limited Condition Acquisition is signed (the “LCA Test Date”). If on a pro forma basis after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) such ratios, tests, representations and warranties, absence of defaults, satisfaction of conditions precedent and other provisions are calculated as if such Limited Condition Acquisition or other related transactions had occurred at the beginning of the most recent Test Period ending prior to the LCA Test Date for which financial statements are available, the Borrower could have taken such action on the relevant LCA Test Date in compliance with the applicable ratios or other provisions, such provisions shall be deemed to have been complied with, unless an Event of Default under clause (b), (c), (g) or (h) of Article VII shall be continuing on the date such Limited Condition Acquisition is consummated. For the avoidance of doubt, (i) if any of such ratios, representations and warranties, absence of defaults, satisfaction of conditions precedent or other provisions are exceeded or breached at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios, tests, representations and warranties, absence of defaults, satisfaction of conditions precedent and other provisions will not be deemed to have been exceeded, breached, or otherwise failed solely for purposes of determining whether the Limited Condition Acquisition and any related transactions is permitted hereunder and (ii) such ratios and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Acquisition or related transaction. If the Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket availability on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

Section 1.07. Rates; LIBOR Notification.

The interest rate on Eurodollar Rate Loans and ABR Loans (when determined by reference to clause (c) of the definition of Alternate Base Rate) is determined by reference to LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Rate Loans or ABR Loans (when determined by reference to clause (c) of the definition of Alternate Base Rate). In light of this eventuality, public and private sector industry initiatives have been and continue, as of the date hereof, to be underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate or any other then-current Benchmark is no longer available or in certain other circumstances set forth in Section 2.19(c), such Section 2.19(c) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower in advance, pursuant to Section 2.19(c), of any change to the reference rate upon which the interest rate on Eurodollar Rate Loans and ABR Loans (when determined by reference to clause (c) of the definition of Alternate Base Rate) is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the administration of, submission of, calculation of or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative, comparable or successor rate thereto, or replacement rate thereof (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement reference rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.19(c), will be similar to, or produce the same value or economic equivalence of, LIBO Rate or any other Benchmark, or have the same volume or liquidity as did the London interbank offered rate or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes.

ARTICLE II

The Commitments and Credit Extensions

Section 2.01. Revolving Loans.

Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrower in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, that, after giving effect to any Borrowing of Revolving Loans, (i) the Total Revolving Outstandings shall not exceed the Revolving Commitments, and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Revolving Commitment. Within the limits of each Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow Revolving Loans under this Section 2.01, prepay Revolving Loans pursuant to Section 2.05(a), and reborrow Revolving Loans under this Section 2.01. Revolving Loans may be ABR Loans or Eurodollar Rate Loans, or a combination thereof, as further provided herein.

Section 2.02. Borrowings, Conversions and Continuations of Loans.

(a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone or a Borrowing Request or Notice of Conversion/Continuation, as applicable; provided, that, any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Borrowing Request or Notice of Conversion/Continuation, as applicable. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of, Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to ABR Loans, and (ii) on the requested date of any Borrowing of ABR Loans; provided, that, if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them (and the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all of the appropriate Lenders not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation). Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Except as provided in Section 2.03(c), each Borrowing of or conversion to ABR Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Borrowing Request and each telephonic notice shall specify (A) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (B) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (C) the principal amount of Loans to be borrowed, converted or continued, (D) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (E) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of a Loan in a Borrowing Request or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, ABR Loans. Any such automatic conversion to ABR Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any Borrowing Request, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Borrowing Request, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to ABR Loans described in Section 2.02(a).In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Borrowing Request. Upon satisfaction of the applicable conditions set forth in Section 4.01 and 4.02, as applicable, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Wells Fargo Bank, National Association with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, that, if, on the date the Borrowing Request with respect to a Borrowing of Revolving Loans is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings and second, shall be made available to the Borrower as provided above.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the outstanding Eurodollar Rate Loans be converted immediately to ABR Loans.

(d) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

(e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect.

(f) Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification, repricing or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

Section 2.03. Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein: (A) each L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the Availability Period, and until the Letter of Credit Expiration Date, to issue Letters of Credit in Dollars for the account of the Borrower or any Subsidiary, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b) and (2) to honor drawings under the Letters of Credit; and (B) the Lenders with Revolving Commitments severally agree to participate in Letters of Credit issued for the account of the Borrower or any Subsidiary and any drawings thereunder; provided, that, after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (1) the Total Revolving Outstandings shall not exceed the Revolving Commitments, (2) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Revolving Commitment, (3) the

Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit and (4) the aggregate outstanding amount of all L/C Obligations of any L/C Issuer shall not exceed such L/C Issuer’s L/C Commitment (unless otherwise agreed by such L/C Issuer in its sole discretion). Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) No L/C Issuer shall issue or extend any Letter of Credit if:

(A) subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Lenders (other than Defaulting Lenders) holding a majority of the Revolving Credit Exposure have approved such expiry date; or

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders that have Revolving Commitments have approved such expiry date.

(iii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of Law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular;

(B) the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000;

(D) such Letter of Credit is to be denominated in a currency other than Dollars;

(E) any Lender with a Revolving Commitment is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Defaulting Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(b)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(F) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv) No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article VIII with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article VIII included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by such L/C Issuer, by personal delivery or by any other means acceptable to such L/C Issuer. Such Letter of Credit Application must be received by such L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as such L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as such L/C Issuer may require. Additionally, the Borrower shall furnish to such L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless such L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or the applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender with a Revolving Commitment shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, an L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided, that, any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by an L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) such L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, that, such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 2.03(a)(ii), Section 2.03(a)(iii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or any Loan Party that one or more of the applicable conditions specified in Section 4.01 is not then satisfied, and in each case directing such L/C Issuer not to permit such extension.

(iv) If the Borrower so requests in any applicable Letter of Credit Application, an L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by an L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer to permit such reinstatement. Once an Auto- Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) such L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits an L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), such L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Lender or any Loan Party that one or more of the applicable conditions specified in Section 4.01 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing such L/C Issuer not to permit such reinstatement.

(v) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by such L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Revolving Loans that are ABR Loans to be disbursed on the Honor Date in an amount equal to the amount of the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of ABR Loans, but subject to the unutilized portion of the Revolving Commitments and the conditions set forth in Section 4.01 (other than the delivery of a Borrowing Request). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided, that, the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Revolving Loan that is an ABR Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to such L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Revolving Loans that are ABR Loans because the conditions set forth in Section 4.01 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of such L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of such L/C Issuer.

(v) Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including: (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Borrower, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, that, each Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.01 (other than delivery by the Borrower of a Borrowing Request). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse any L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of such L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 9.04 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the Facility Termination Date and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse each L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) waiver by such L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Borrower or any waiver by such L/C Issuer which does not in fact materially prejudice the Borrower;

(v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi) any payment made by such L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the Uniform Commercial Code or the ISP;

(vii) any payment by such L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against such L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of any L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders, the Required Lenders or the Lenders holding a majority of the Revolving Credit Exposure, as applicable, (ii) any action taken or omitted in the absence of gross negligence or willful misconduct or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, that, this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of any L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in Sections 2.03(e)(i) through (e)(viii); provided, that, anything in such sections to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves, as determined by a final nonappealable judgment of a court of competent jurisdiction, were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, an L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring, endorsing or assigning or purporting to transfer, endorse or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. An L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g) Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by an L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Borrower for, and each L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of such L/C Issuer required or permitted under any Law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade-International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such Law or practice.

(h) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent, for the account of each Lender with a Revolving Commitment, in accordance, subject to Section 2.15, with its Applicable Percentage, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans times the daily amount available to be drawn under such Letter of Credit. Letter of Credit Fees shall be (i) due and payable on the last Business Day of each January, April, July and October, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Margin during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to each L/C Issuer, for its own account, a fronting fee in an amount to be agreed in writing between the Borrower and such L/C Issuer (but in any event, no more than 0.125%). with respect to each Letter of Credit, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. In the case of each L/C Issuer, such fronting fee shall be due and payable as agreed in writing between the Borrower and such L/C Issuer. In addition, the Borrower shall pay directly to each L/C Issuer, for its own account, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse each L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(l) Additional L/C Issuers. The Borrower may from time to time, upon not less than five (5) Business Days’ notice from the Borrower to the Administrative Agent (or such shorter period of time as may be agreed by the Administrative Agent in its sole discretion), designate a Lender as an L/C Issuer (upon obtaining such Lender’s prior consent thereto). The Administrative Agent will promptly notify the Lenders of any designation of any such additional L/C Issuers by the Borrower. Upon (i) notification to the Lenders of any additional L/C Issuer by the Administrative Agent and (ii) delivery by the Borrower of such contact and other information regarding such L/C Issuer as the Administrative Agent shall reasonably request, such Lender shall become an L/C Issuer for all purposes of this Agreement, and references to “L/C Issuer” shall mean and include such Lender in its capacity as an L/C Issuer.

(m) L/C Issuer Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section 2.03, provide the Administrative Agent, the following:

(i) reasonably prior to the time that such L/C Issuer issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed);

(ii) on each Business Day on which such L/C Issuer makes a payment pursuant to a Letter of Credit, the date and amount of such payment;

(iii) on any Business Day on which the Borrower fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such L/C Issuer on such day, the date of such failure and the amount of such payment;

(iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer; and

(v) for so long as any Letter of Credit issued by an L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent (A) on the last Business Day of each calendar month, and (B) on each date that (1) an L/C Credit Extension occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any such Letter of Credit, a such information as the Administrative Agent shall reasonably request, including, the letter of credit number, maximum face amount, current face amount, beneficiary name, issuance date, expiry date and whether such Letter of Credit is may be automatically renewed or extended.

The Administrative Agent shall maintain a record of all outstanding Letters of Credit based upon information provided by the Borrower and the L/C Issuers pursuant to this Section 2.03(m), and such record of the Administrative Agent shall, absent manifest error, be deemed a correct and conclusive record of all Letters of Credit outstanding from time to time hereunder. Notwithstanding the foregoing, if and to the extent the Administrative Agent determines that there are one or more discrepancies between information provided by the Borrower and any L/C Issuer hereunder, the Administrative Agent will notify the Borrower and such L/C Issuer thereof and the Borrower and such L/C Issuer shall endeavor to reconcile any such discrepancy.

Section 2.04. [Reserved].

Section 2.05. Prepayments.

(a) Voluntary Prepayments. The Borrower may, upon notice to the Administrative Agent pursuant to delivery of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty; provided, that, unless otherwise agreed by the Administrative Agent, (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (2) two Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of ABR Loans, (B) any such prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding) and (C) any prepayment of ABR Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment and the Type(s) and Class(es) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that such notice may be conditioned on the consummation of any transaction the proceeds of which are intended to repay or refinance the applicable Loans. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 2.21. Subject to Section 2.15, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

(b) Mandatory Prepayments of Loans.

(i) Revolving Commitments. If for any reason the Total Revolving Outstandings at any time exceed the Revolving Commitments then in effect, the Borrower shall immediately prepay Revolving Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, that, the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) unless after the prepayment in full of the Revolving Loans the Total Revolving Outstandings exceed the Revolving Commitments then in effect.

(ii) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.05(b) shall be applied: first, ratably to the L/C Borrowings, second, to the outstanding Revolving Loans, and, third, to Cash Collateralize the remaining L/C Obligations (if required by the provision of Section 2.05(b)(i)).

Within the parameters of the applications set forth above, prepayments shall be applied first to ABR Loans and then to Eurodollar Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.05(b) shall be subject to Section 2.21, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

Section 2.06. Optional Reductions of the Revolving Commitments.

The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Commitments, or from time to time permanently reduce the Revolving Commitments; provided, that, unless otherwise agreed by the Administrative Agent, (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. two Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Revolving Commitments and (iv) if, after giving effect to any reduction of the Revolving Commitments or the Letter of Credit Sublimit exceeds the amount of the Revolving Commitments, such sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Revolving Commitments. Such notice may be conditioned on the consummation of any transaction the proceeds of which are intended to repay or refinance the applicable Loans or Revolving Commitments. Any reduction of the Revolving Commitments shall be applied to the Revolving Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Revolving Commitments shall be paid on the effective date of such termination.

Section 2.07. Repayment of Loans.

(a) Revolving Loans. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Revolving Loans outstanding on such date.

Section 2.08. Interest.

(a) Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted LIBO Rate for such Interest Period plus the Applicable Margin and (ii) each ABR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the ABR plus the Applicable Margin. To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or would result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement.

(b)    (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.09. Fees.

In addition to certain fees described in Sections 2.03(h) and (i):

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent, for the account of each Lender with a Revolving Commitment, in accordance with its Applicable Percentage, a commitment fee (the “Commitment Fee”) equal to 0.50% times (ii) the actual daily amount by which the Revolving Commitments exceed the sum of (A) the Outstanding

Amount of Revolving Loans and (B) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15. The Commitment Fee shall accrue at all times commencing on the Effective Date until the end of the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each January, April, July and October, commencing with the first such date to occur after the Effective Date, and on the last day of the Availability Period.

(b) Other Fees.

(i) The Borrower shall pay the Administrative Agent, for its own account, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Borrower shall pay to the Arrangers and the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

Section 2.10. Computation of Interest and Fees.

All computations of interest for ABR Loans (including ABR Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360- day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided, that, any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11. Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 9.05(d). The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each such promissory note shall be in the form of Exhibit I (a “Note”). Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

Section 2.12. Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day (or, in the case of principal repayment installments on Eurodollar Rate Loans, if the result of such extension would be to extend such principal repayment installment into another calendar month, such principal repayment installment shall be due on the immediately preceding Business Day), and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)    (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of ABR Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of ABR Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuers hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuers, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 8.06(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 8.06(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 8.06(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

Section 2.13. Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided, that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.14 or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than an assignment to the Borrower or any Subsidiary (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

Section 2.14. Cash Collateral.

(a) Certain Credit Support Events. If (i) an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrower shall be required to provide Cash Collateral pursuant to Article VII or (iv) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or such L/C Issuer provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.15(b) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or an L/C Issuer as herein provided (other than Liens permitted under Section 6.02(n)), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Wells Fargo Bank, National Association. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.05 or 2.15 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 9.05(k) or (ii) the determination by the Administrative Agent and the applicable L/C Issuer that there exists excess Cash Collateral; provided, that, (A) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (B) the Person providing Cash Collateral and such L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

Section 2.15. Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 9.09.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.07 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuers hereunder; third, to Cash Collateralize each L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize each L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise as may be required under the Loan Documents in connection with any Lien conferred thereunder or directed by a court of competent jurisdiction; provided, that, if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(b). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a), Section 2.09(b) or Section 2.09(c)(ii) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which such Defaulting Lender has provided Cash Collateral pursuant to Section 2.14.

(C) With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to Section 2.15(b) below, (2) pay to the L/C Issuers the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to each L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(b) Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment.

Subject to Section 9.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(c) Cash Collateral. If the reallocation described in Section 2.15(b) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under Applicable Law, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(d) Defaulting Lender Cure. If the Borrower, the Administrative Agent and the L/C Issuers agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(b)), whereupon such Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.16. Increase to Commitments.

(a) Incremental Commitments. The Borrower may from time to time after the Closing Date, by written notice to the Administrative Agent, increase the Revolving Commitments (each, a “Revolving Commitment Increase” and any such commitment with respect to any Revolving Commitment Increase, an “Incremental Commitment”). Incremental Commitments may be provided by any existing Lender (but no existing Lender will have any obligation to provide any Incremental Commitment, and the Borrower will not have any obligation to approach any existing Lenders to provide any Incremental Commitment) or by any other bank or other financial institution that qualifies as an Eligible Assignee.

(b) [Reserved].

(c) [Reserved].

(d) Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment and the Incremental Commitments thereunder shall be subject to the satisfaction on the date thereof (the “Incremental Facility Closing Date”) of each of the following conditions and subject to Section 1.06:

(i) no Default or Event of Default shall have occurred and be continuing or would exist after giving effect to the establishment of such Incremental Commitments;

(ii) Immediately prior and after giving effect to the establishment of such Incremental Commitments, the representations and warranties set forth in Article III shall be true and correct as and to the extent set forth in Section 4.01;

(iii) [reserved];

(iv) the aggregate Incremental Commitments for any Revolving Commitment Increase shall be in an aggregate principal amount that is not less than $10,000,000 (or if less, the entire remaining amount available for such institution) and shall be in an increment of $1,000,000 (or such lesser amounts as agreed by the Administrative Agent);

(v) after giving effect to the establishment of such Incremental Commitments, the aggregate principal amount of all Incremental Commitments effected pursuant to this Section 2.16 and then outstanding shall not exceed an amount equal to $50,000,000;

(vi) receipt by the Administrative Agent of (A) such resolutions of the board of directors of the Loan Parties and opinions of counsel to the Loan Parties as it may reasonably request relating to the organizational authority for the establishment of such Incremental Commitments and the enforceability thereof and any other matters relevant thereto, and (B) such amendments to the Security Documents as may be reasonably requested by the Administrative Agent, all in form and substance reasonably satisfactory to the Administrative Agent; and

(vii) such other conditions as the Borrower and each Lender providing any such Incremental Commitment shall agree.

(e) Required Terms. The terms, provisions and documentation of the Incremental Commitments of any Class shall be as agreed among the Borrower and the applicable Lenders providing such Incremental Commitments; provided any Incremental Commitments shall be on terms and conditions identical to the Revolving Commitments, except with respect to any commitment, arrangement, upfront or similar fees that may be agreed to among the Borrower and the Lenders providing such Incremental Commitments.

(f) Incremental Amendment. Incremental Commitments shall become Commitments under this Agreement pursuant to an amendment (each, an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, the Lenders providing such Incremental Commitments and the Administrative Agent. Each Incremental Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.16 with respect to the establishment of any Incremental Commitments.

(g) Generally. This Section 2.16 shall supersede any provisions in Section 2.13 or 9.09 to the contrary.

Section 2.17. Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by Borrower. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by Loan Parties. Without duplication of amounts compensated for pursuant to the other provisions of this Section 2.17, the Loan Parties shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Loan Parties have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.05(f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by the Loan Parties to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (ii)(A), (ii)(B) and (ii)(D) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)	Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit B-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-2 or Exhibit B-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(E) the Administrative Agent shall, on or before the day it becomes the Administrative Agent, deliver to the Borrower either: (i) a duly executed IRS Form W-9 certifying that it may receive amounts free of backup withholding; or (ii) a duly executed IRS Form W-8IMY, with the effect that the Borrower may make payments to the Administrative Agent, to the extent such payments are received by the Administrative Agent as an intermediary, without deduction or withholding of any Taxes imposed by the United States.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.18. [Reserved].

Section 2.19. Changed Circumstances.

(a) Circumstances Affecting Eurodollar Rate Availability. Subject to clause (c) below, in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Loan, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the LIBO Rate for such Interest Period with respect to a proposed Eurocurrency Rate Loan or (iii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the LIBO Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then the Administrative Agent shall promptly give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make Eurodollar Rate Loans and the right of the Borrower to convert any Loan to or continue any Loan as a Eurodollar Rate Loan shall be suspended, and the Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Eurodollar Rate Loan together with accrued interest thereon, on the last day of the then current Interest Period applicable to such Eurodollar Rate Loan; or (B) convert the then outstanding principal amount of each such Eurodollar Rate Loan to an ABR Loan as of the last day of such Interest Period.

(b) Laws Affecting LIBO Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any Eurodollar Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make Eurodollar Rate Loans, and the right of the Borrower to convert any Loan to a Eurodollar Rate Loan or continue any Loan as a Eurodollar Rate Loan shall be suspended and thereafter the Borrower may select only ABR Loans and (ii) if any of the Lenders may not lawfully continue to maintain a Eurodollar Rate Loan to the end of the then current Interest Period applicable thereto, the applicable Loan shall immediately be converted to an ABR Loan for the remainder of such Interest Period.

(c) Benchmark Replacement Setting.

(i)

(A) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedging Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.19(c)) if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a)(1) or (a)(2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (a)(3) of the definition of “Benchmark Replacement” for such Benchmark Replacement

Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(B) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (B) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may elect or not elect to do so in its sole discretion.

(ii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.19(c)(iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.19(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.19(c).

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or LIBO Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Eurodollar Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate

(d) Cooperation. The Borrower and the Administrative Agent will cooperate to effect any adoption of a new or replacement Benchmark pursuant to the terms of this Section 2.19 in a manner that does not result in a deemed exchange of the Loans pursuant to Section 1001 of the Code.

Section 2.20. Increased Costs; Reserves on Eurodollar Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 2.20(e)) or any L/C Issuer;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in Section 2.20(a) or (b) and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation; provided, that, the Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Euro-currency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which shall be due and payable on each date on which interest is payable on such Loan; provided, that, the Borrower shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

Section 2.21. Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it (excluding loss of profit) as a result of:

(a) any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurodollar Rate Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 9.22;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

Section 2.22. Mitigation of Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.20, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 2.17, or if any Lender gives a notice pursuant to Section 2.18, then at the request of the Borrower such Lender or such L/C Issuer, as applicable, shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, as applicable, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.17 or 2.20, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 2.18, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 2.20, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.22(a), the Borrower may replace such Lender in accordance with Section 9.22.

Section 2.23. Survival.

All of the Loan Parties’ obligations under Sections 2.17 through Section 2.22 shall survive the termination of the Revolving Commitments, the resignation of the Administrative Agent, the termination of the Loan Documents and the Facility Termination Date.

Section 2.24. Extensions of Loans.

(a) Extension Offers. Pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding Loans and/or Commitments of a particular Class with a like maturity, the Borrower may extend the Maturity Date with respect to such Class and otherwise modify the terms of such Loans and/or Commitments pursuant to the terms set forth in an Extension Offer (each, an “Extension”). Each Extension Offer will specify the minimum amount of Loans and/or Commitments with respect to which an Extension Offer may be accepted, which will be an integral multiple of $1,000,000 and an aggregate principal amount that is not less than $5,000,000, or, if less, the aggregate principal amount of such Class of Loans outstanding. Extension Offers will be made on a pro rata basis to all Lenders holding Loans and/or Commitments of a particular Class with a like maturity. If the aggregate outstanding principal amount of such Loans (calculated on the face amount thereof) and/or Commitments in respect of which Lenders have accepted an Extension Offer exceeds the maximum aggregate principal amount of Loans and/or Commitments offered to be extended pursuant to such Extension Offer, then the Loans and/or Commitments of such Lenders will be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer. There is no requirement that any Extension Offer or Extension Amendment (defined as follows) be subject to any “most favored nation” pricing provisions. The terms of an Extension Offer shall be determined by the Borrower, and Extension Offers may contain one or more conditions to their effectiveness, including a condition that a minimum amount of Loans and/or Commitments of any or all applicable tranches be tendered.

(b) Extension Amendments. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents (an “Extension Amendment”) as may be necessary or appropriate in order to establish new tranches in respect of Extended Loans and Extended Commitments and such amendments as permitted by clause (c) below as may be necessary or appropriate in the reasonable opinion of the Borrower and the Administrative Agent, in connection with the establishment of such new tranches of Loans or Commitments. This Section 2.24 shall supersede any provisions in Section 2.13 or 9.09 to the contrary. Except as otherwise set forth in an Extension Offer, there will be no conditions to the effectiveness of an Extension Amendment.

Extensions will not constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(c) Terms of Extension Offers and Extension Amendments. The terms of any Extended Loans and Extended Commitments will be set forth in an Extension Offer and as agreed between the Borrower and the Extending Lenders accepting such Extension Offer; provided that:

(i) the final maturity date of such Extended Loans and Extended Commitments will be no earlier than the Maturity Date applicable to the Loans and/or Commitments subject to such Extension Offer;

(ii) except as to (x) maturity, interest, fees (including any commitment, arrangement, upfront or similar fees) and (y) other terms applicable after the latest Maturity Date of the Loans that are not Extended Revolving Loans, all terms of any Extended Loans or Extended Commitments shall be on terms and conditions identical to the Revolving Commitments; and

(iii) any Extended Loans will constitute a separate tranche of Loans from the Loans held by Lenders that did not accept the applicable Extension Offer.

(d) Extension of Revolving Commitments. In the case of any Extension of Commitments, the following shall apply:

(i) all borrowings and all prepayments of Loans shall continue to be made on a ratable basis among all Lenders, based on the relative amounts of their Commitments, until the repayment of the Loans attributable to the non-extended Commitments on the relevant Maturity Date;

(ii) the allocation of the participation exposure with respect to any then-existing or subsequently issued or made Letter of Credit as between the Commitments of such extended tranche and the remaining non-extended Commitments shall be made on a ratable basis in accordance with the relative amounts thereof until the Maturity Date relating to such non-extended Commitments has occurred, it being understood that the obligations of any L/C Issuer may not be extended beyond the Maturity Date relating to the non-extended Commitments pursuant to this Section 2.24 without the consent of such L/C Issuer; and

(iii) no termination of extended Commitments and no repayment of extended Loans accompanied by a corresponding permanent reduction in extended Commitments shall be permitted unless such termination or repayment (and corresponding reduction) is accompanied by at least a pro rata termination or permanent repayment (and corresponding pro rata permanent reduction), as applicable, of each other tranche of Loans and Commitments (or each other tranche of Commitments and Loans shall have otherwise been terminated and repaid in full).

(e) Required Consents. No consent of any Lender or any other Person will be required to effectuate any Extension, other than the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned), the Borrower and the applicable Extending Lender. The transactions contemplated by this Section 2.24 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Loans on such terms as may be set forth in the relevant Extension Offer) will not require the consent of any other Lender or any other Person, and the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.24 will not apply to any of the transactions effected pursuant to this Section 2.24.

Section 2.25. Termination of Revolving Credit Facility. The Commitments shall terminate on the earlier of (a) the Maturity Date with respect to the Revolving Loans and (b) the 90th day following the Effective Date if the Closing Date has not occurred.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Administrative Agent and each of the Lenders that:

Section 3.01. Organization; Powers.

The Borrower and each of the Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

Section 3.02. Authorization.

The Transactions (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation in any material respect, (B) the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (C) any order of any Governmental Authority or (D) any provision of any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, except in the case of clause (B) as could not reasonably be expected to result in a Material Adverse Effect, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument except as could not reasonably be expected to result in a Material Adverse Effect or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents).

Section 3.03. Enforceability.

This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is a party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms.

Section 3.04. Governmental Approvals.

Except as could not reasonably be expected to result in a Material Adverse Effect, no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office and (b) such as have been made or obtained and are in full force and effect.

Section 3.05. Financial Statements.

(a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheets and related statements of income, stockholder’s equity and cash flows as of and for the fiscal year ended December 31, 2020, audited by and accompanied by the opinion of PricewaterhouseCoopers LLP, independent public accountants. Such financial statements present fairly the financial condition and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in all material respects. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP in all material respects, applied on a consistent basis.

(b) The Statutory Statements of each of the Regulated Insurance Companies (including the provisions made therein for investments and the valuation thereof, reserves, policy and contract claims and statutory liabilities) as filed with the Applicable Insurance Regulatory Authority of the state in which such Regulated Insurance Company is domiciled and delivered to the Administrative Agent prior to the Effective Date have been prepared in accordance with SAP in all material respects and consistently applied. Each such Statutory Statement was in material compliance with Applicable Law when filed.

Section 3.06. No Material Adverse Change.

No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since December 31, 2020.

Section 3.07. Title to Properties; Possession Under Leases.

(a) Each of the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its properties and assets, except as could not reasonably be expected to result in a Material Adverse Effect. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

(b) Each of the Borrower and the Subsidiaries has complied with all obligations under all leases to which it is a party and all such leases are in full force and effect, except as could not reasonably be expected to result in a Material Adverse Effect. Each of the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such leases, except as could not reasonably be expected to result in a Material Adverse Effect.

Section 3.08. Subsidiaries.

Schedule 3.08 sets forth as of the Effective Date a list of all Subsidiaries and the percentage ownership interest of the Borrower therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non- assessable and are owned by the Borrower, directly or indirectly, free and clear of all Liens (other than Liens permitted by Section 6.02).

Section 3.09. Litigation; Compliance With Laws.

(a) Except as set forth on Schedule 3.09, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such Person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.09 that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

(c) None of the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any Healthcare Law, any zoning, building, Environmental Law, ordinance, code or approval or any building permits), or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, except as could not reasonably be expected to result in a Material Adverse Effect.

Section 3.10. Agreements.

(a) None of the Borrower or any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(b) None of the Borrower or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

Section 3.11. Federal Reserve Regulations.

(a) None of the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b) No part of the proceeds of any Loan or Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, Regulation U or Regulation X.

Section 3.12. Investment Company Act.

None of the Borrower or any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.13. Use of Proceeds.

The Borrower will use the proceeds of the Loans only for the purposes specified in the introductory statement to this Agreement.

Section 3.14. Tax Returns.

Each of the Borrower and the Subsidiaries has filed or caused to be filed all Federal, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except

(i) taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP; and (ii) taxes the non-payment of which would not reasonably be expected to have a Material Adverse Effect.

Section 3.15. No Material Misstatements.

No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions (based upon accounting principles consistent with the historical audited financial statements of the Borrower) and due care in the preparation of such information, report, financial statement, exhibit or schedule. As of the Effective Date, all of the information included in the Beneficial Ownership Certification is true and correct.

Section 3.16. Employee Benefit Plans.

Each of the Borrower and its ERISA Affiliates is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, except as could not reasonably be expected to result in a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect. As of the Effective Date, the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87, as amended) did not, as of the last annual valuation dates applicable thereto, exceed by more than $2,500,000 the fair market value of the assets of all such underfunded Plans.

Section 3.17. Environmental Matters.

(a) Except as set forth in Schedule 3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect,none of the Borrower or the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(b) Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.17 that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

Section 3.18. Insurance.

Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Borrower or by the Borrower for its Subsidiaries as of the Effective Date. As of the Effective Date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

Section 3.19. Security Documents.

(a) The Guarantee and Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Collateral Agreement) and the proceeds thereof and (i) when the Pledged Collateral (as defined in the Guarantee and Collateral Agreement) is delivered to the Administrative Agent, the Lien created under the Guarantee and Collateral Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral, in each case prior and superior in right to any other Person, and (ii) when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a), the Lien created under the Guarantee and Collateral Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (other than Intellectual Property, as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person, other than, in each case, with respect to Liens expressly permitted by Section 6.02.

(b) Upon the recordation of the Guarantee and Collateral Agreement (or a short-form security agreement in form and substance reasonably satisfactory to the Borrower and the Administrative Agent) with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements in appropriate form filed in the offices specified on Schedule 3.19(a), the Lien created under the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in each of their Intellectual Property (as defined in the Guarantee and Collateral Agreement) in which a security interest may be perfected by filing in the United States and its territories and possessions (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights and exclusive licenses to registered copyrights acquired or entered into by the Loan Parties after the date hereof).

Section 3.20. Location of Real Property and Leased Premises.

(a) Schedule 3.20(a) lists completely and correctly as of the Effective Date all real property owned by the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries own in fee all the real property set forth on Schedule 3.20(a).

(b) Schedule 3.20(b) lists completely and correctly as of the Effective Date all real property leased by the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries have valid leases in all the real property set forth on Schedule 3.20(b).

Section 3.21. Labor Matters.

As of the Effective Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. Except as could not reasonably be expected to result in a Material Adverse Effect, the hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except as could not reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

Section 3.22. Solvency.

Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries, on a consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

Section 3.23. Insurance Licenses.

To the extent required by Applicable Law, each Regulated Insurance Company holds a License and is authorized to transact Insurance Business in (a) the line or lines of insurance it is engaged in and (b) the state, states or jurisdictions it transacts business in, in each case except as could not reasonably be expected to result in a Material Adverse Effect. No such License is the subject of a proceeding for suspension, limitation or revocation and to the Borrower’s knowledge, no such suspension, limitation or revocation has been threatened by any Applicable Insurance Regulatory Authority or other Governmental Authority, except as could not reasonably be expected to result in a Material Adverse Effect. The Regulated Insurance Companies do not transact any business, directly or indirectly, requiring any license, permit, governmental approval, consent or other authorization other than those currently obtained, except as could not reasonably be expected to result in a Material Adverse Effect. As of the Effective Date, Schedule 3.23 sets forth a list of all jurisdictions where each Regulated Insurance Company holds Licenses and the lines of insurance associated with such Licenses.

Section 3.24. Sanctioned Persons.

None of the Borrower or any Subsidiary nor any director, officer, to the knowledge of the Borrower, agent, employee or Affiliate of the Borrower or any Subsidiary is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrower will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds (a) to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC or (b) in any manner that would result in a violation of U.S. sanctions by any party to this agreement.

Section 3.25. Foreign Corrupt Practices Act.

Each of the Borrower and the Subsidiaries and their respective directors, officers, agents, employees and any Person acting for or on behalf of the Borrower or any Subsidiary, has complied with, and will comply with, the U.S. Foreign Corrupt Practices Act, as amended from time to time (the “FCPA”), or any other applicable anti-bribery or anti-corruption law, and it and they have not made, offered, promised or authorized, and will not make, offer, promise or authorize, whether directly or indirectly, any payment, of anything of value to a Government Official while knowing or having a reasonable belief that all or some portion will be used for the purpose of: (a) influencing any act, decision or failure to act by a Government Official in his or her official capacity, (b) inducing a Government Official to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity or (c) securing an improper advantage, in each case in order to obtain, retain or direct business.

Section 3.26. USA PATRIOT Act.

The Borrower and its Subsidiaries have conducted their business in compliance with the USA PATRIOT Act in all material respects.

Section 3.27. Intellectual Property.

The conduct of the businesses of the Borrower and each of the Subsidiaries does not infringe, misappropriate or otherwise violate the Intellectual Property of any other Person, and, to the knowledge of the Borrower, no other Person is infringing, misappropriating or otherwise violating the Intellectual Property of the Borrower or the Subsidiaries, in each case, except as could not reasonably be expected to result in a Material Adverse Effect. The Borrower and the Subsidiaries owns or is licensed or otherwise has the right to use all Intellectual Property that is used or held for use in or is otherwise reasonably necessary for the operation of its and their businesses as presently conducted, except as could not reasonably be expected to result in a Material Adverse Effect.

ARTICLE IV

Conditions of Lending

The obligations of the Lenders to make Loans hereunder and the L/C Issuers to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

Section 4.01. All Credit Extensions. On the date of each Credit Extension (other than a conversion or a continuation of a Borrowing).

(a) The Administrative Agent and, if applicable, the applicable L/C Issuer, shall have received a Borrowing Request or Letter of Credit Application, as applicable, as required by Section 2.02 or Section 2.03.

(b) The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects (or in all respects if any such representation and warranty is already qualified by materiality) on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c) At the time of and immediately after such Credit Extension, no Default or Event of Default shall have occurred and be continuing.

Each Credit Extension shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in clauses (b) and (c) of this Section.

Section 4.02. Initial Availability for Credit Extensions. On the date of the initial availability for Credit Extensions:

(a) The initial underwritten public offering of common Equity Interests of the Borrower pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended, shall have been consummated, or will be consummated substantially concurrently with the effectiveness of this Agreement and the Borrower shall have received not less than $800,000,000 of primary proceeds (net of underwriting fees) therefrom.

(b) [Reserved].

(c) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in clauses (b) and (c) of Section 4.01 and clause (a) of this Section 4.02.

(d) The conditions precedent set forth in Section 4.03 shall have been satisfied on the Effective Date.

(e) The Security Documents shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect on the date of the initial Credit Extension. The Administrative Agent on behalf of the Secured Parties shall have a security interest in the Collateral of the type and priority described in each Security Document.

(f) The Refinancing shall have been consummated, or will be consummated substantially concurrently with the initial Credit Extension.

(g) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of Latham & Watkins LLP, counsel for the Borrower, (A) dated the Closing Date, (B) addressed to the Administrative Agent and the Lenders and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.

(h) The Administrative Agent shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of the Borrower, and shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such Persons and in which the chief executive office of each such

Person is located, in each case as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence reasonably satisfactory to the Administrative Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been or will be contemporaneously released or terminated

(i) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Documents.

Section 4.03. Conditions to Effectiveness. On the Effective Date:

(a) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of Latham & Watkins LLP, counsel for the Borrower, (A) dated the Effective Date, (B) addressed to the Administrative Agent and the Lenders and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.

(b) [Reserved].

(c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to sub-clause (i) above, and

(D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to sub-clause (ii) above.

(d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in clauses (b) and (c) of Section 4.01.

(e) [Reserved].

(f) The Fee Letter shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect on the Effective Date.

(g) [Reserved].

(h) [Reserved].

(i) [Reserved].

(j) The Lenders shall have received the financial statements and opinion referred to in Section 3.05, none of which shall demonstrate a material adverse change in the financial condition of the Borrower from (and shall not otherwise be materially inconsistent with) the financial statements or forecasts previously provided to the Lenders.

(k) The Administrative Agent shall have received a certificate from the chief financial officer of the Borrower certifying that the Borrower and its Subsidiaries, taken as a whole, after giving effect to the Transactions to occur on the Effective Date, are solvent.

(l) [Reserved].

(m) The Administrative Agent and the Lenders shall have received, to the extent requested, at least five Business Days prior to the Effective Date, (i) all documentation, including the applicable IRS Form W-9, an appropriate IRS Form W-8 or such other documentation, and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (ii) a Beneficial Ownership Certification in relation to any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.

ARTICLE V

Affirmative Covenants

The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Subsidiaries to:

Section 5.01. Existence; Compliance with Laws; Businesses and Properties.

(a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted by Section 6.05.

(b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, Licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, in each case, except as could not reasonably be expected to result in a Material Adverse Effect.

(c) Comply in all respects with all Contractual Obligations and Requirements of Law (including ERISA, the USA PATRIOT Act, OFAC, the FCPA, all Healthcare Laws, any Applicable Insurance Code and all applicable Environmental Laws), except as could not reasonably be expected to result in a Material Adverse Effect.

Section 5.02. Insurance.

(a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations; and maintain such other insurance as may be required by law.

(b) Cause all such policies covering any Collateral to (in each case, unless otherwise agreed to by the Administrative Agent in its sole discretion) (i) name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder, (ii) in the case of each casualty insurance policy, contain a loss payable clause that names the Administrative Agent, on behalf of the Secured Parties, as the loss payee thereunder and (iii) use its commercially reasonable efforts to cause each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty days (or such shorter time as the Administrative Agent may agree) prior written notice before any such policy or policies shall be altered or canceled.

(c) [Reserved].

(d) With respect to any Material Real Property, carry and maintain comprehensive general liability insurance including the “broad form CGL endorsement” and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than that which is customary for companies in the same or similar businesses operating in the same or similar locations, naming the Administrative Agent as an additional insured, on forms satisfactory to the Administrative Agent.

Section 5.03. Obligations and Taxes.

Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, that, such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Material Real Property, there is no risk of forfeiture of such property.

Section 5.04. Financial Statements, Reports, Etc.

In the case of the Borrower, furnish to the Administrative Agent, which shall furnish to each Lender:

(a) within 120 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by Deloitte & Touche LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall not include (i) an explanatory paragraph expressing substantial doubt about the ability of the Borrower and its consolidated Subsidiaries to continue as a going concern or (ii) any qualification or exception as to the scope of such audit, other than solely as a result of the upcoming maturity of any Obligations or any prospective inability to satisfy the covenants set forth in Section 6.10 on a future date or for a future period) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP in all material respects consistently applied, together with a customary “management discussion and analysis” provision;

(b) within 60 days after the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP in all material respects consistently applied, subject to normal year-end audit adjustments, together with, commencing with the fiscal quarter ended March 31, 2021, a customary “management discussion and analysis” provision;

(c) [reserved];

(d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer in the form of Exhibit E (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail reasonably satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Section 6.10;

(e) within the time periods required by the Applicable Insurance Regulatory Authority, the Statutory Financial Statement of such Regulated Insurance Company for such fiscal year as filed with the Applicable Insurance Regulatory Authority in such Regulated Insurance Company’s state of domicile, as certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of such Regulated Insurance Company in accordance with SAP, all audited by Deloitte & Touche LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall not include (i) an explanatory paragraph expressing substantial doubt about the ability of such Regulated Insurance Company to continue as a going concern or (ii) any qualification or exception as to the scope of such audit, other than solely as a result of the upcoming maturity of any Obligations or the prospective inability to satisfy the covenants set forth in Section 6.10 on a future date or for a future period) to the effect that such financial statements fairly present the financial condition and results of operations of such Regulated Insurance Company, but only to the extent such Regulated Insurance Company is required by applicable law to obtain, or otherwise elects to obtain, such an audit and opinion;

(f) within the time periods required by the Applicable Regulatory Authority, the Statutory Financial Statement of such Regulated Insurance Company for such fiscal quarter as filed with the Applicable Insurance Regulatory Authority in such Regulated Insurance Company’s state of domicile, as certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of such Regulated Insurance Company in accordance with SAP;

(g) within 60 days after the beginning of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget);

(h) [reserved];

(i) [reserved];

(j) promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and

(k) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

Notwithstanding anything to the contrary herein, nothing in this Article V shall require the Borrower to provide such information (x) in respect of which disclosure is prohibited by Applicable Law or (y) which is subject to attorney-client or similar privilege or constitutes attorney work product. Documents required to be delivered pursuant to Section 5.04 shall be deemed to have been delivered on the date on which the Borrower posts such documents on the Borrower’s website or on which such documents are posted on the Borrower’s behalf on another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third party website or whether sponsored by the Administrative Agent). The obligations in Section 5.04(a) and (b) may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing to the Administrative Agent, which shall furnish to each Lender, the Borrower’s Form 10-K or 10-Q, as applicable, filed with the SEC.

Section 5.05. Litigation and Other Notices.

Furnish to the Administrative Agent, which shall furnish to each Lender, prompt written notice of the following:

(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b) the filing or commencement of, any threat or notice of intention of any Person to file or commence, or any judgment, ruling, substantive order or settlement with respect to, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that (i) involves any Loan Document or the Transactions or (ii) could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred since the date of this Agreement, could reasonably be expected to result in a Material Adverse Effect;

(d) the discovery or Release to the environment of Hazardous Materials or occurrence of violations of Environmental Law, including receipt of claims or notices of potential liability therefor, that in any such case could reasonably be expected to result in losses, expenses, liabilities, fines or penalties asserted against or payable by the Borrower or any of its Subsidiaries in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect;

(e) any change in any Applicable Insurance Code that could reasonably be expected result in a Material Adverse Effect; and

(f) any other development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

Section 5.06. Information Regarding Collateral.

(a) Furnish to the Administrative Agent at prompt written notice (or such other period as may be agreed by the Administrative Agent) following any change (i) in any Loan Party’s corporate name, (ii) in the jurisdiction of organization or formation of any Loan Party, (iii) in any Loan Party’s identity or corporate structure or (iv) in any Loan Party’s Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings will be made within thirty (30) days (or such longer period as may be agreed by the Administrative Agent) under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(b) In the case of the Borrower, each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04(a), deliver to the Administrative Agent a certificate of a Financial Officer setting forth the information required pursuant to Section 1 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section.

Section 5.07. Maintaining Records; Access to Properties and Inspections.

Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law, in all material respects, are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its subsidiaries to, permit at any reasonable time and upon reasonable notice, any representatives designated by the Administrative Agent (accompanied by any Lender) to visit and inspect the financial records and the properties of such Person at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent to discuss the affairs, finances and condition of such Person with the officers thereof and independent accountants therefor; provided that, so long as no Event of Default exists at the time of such visit, such inspection rights may be exercised no more than once per fiscal year and the Loan Parties shall not be required to pay the costs of more than one such visit and inspection by the Administrative Agent and the Lenders in any fiscal year.

Section 5.08. Use of Proceeds.

Use the proceeds of the Loans and Letters of Credit only for the purposes specified in the introductory statement to this Agreement.

Section 5.09. Employee Benefits.

Comply with the applicable provisions of ERISA and the Code and the laws applicable to any Foreign Pension Plan, except as could not reasonably be expected to result in a Material Adverse Effect.

Section 5.10. Compliance with Environmental Laws.

Comply, and cause all lessees and other Persons occupying its properties to comply with all Environmental Laws applicable to it, its operations and properties; obtain, comply with and renew all material permits necessary for its operations and properties under Environmental Laws; and conduct in accordance with Environmental Laws any remedial action agreed to be undertaken by the Borrower or any of its Subsidiaries, or otherwise required to be undertaken pursuant to Environmental Law, in each case, except as could not reasonably be expected to result in a Material Adverse Effect; provided that neither the Borrower nor any of its Subsidiaries shall be required to undertake any remedial action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

Section 5.11. [Reserved].

Section 5.12. Further Assurances.

(a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements) that may be required under applicable law, or that the Required Lenders or the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents.

(b) The Borrower will cause any subsequently acquired or organized Subsidiary (other than an Excluded Subsidiary) to become a Loan Party by executing the Guarantee and Collateral Agreement and each applicable Security Document in favor of the Administrative Agent within thirty (30) days of such acquisition or formation (or such longer period as may be agreed by the Administrative Agent). In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate to the extent required by the Security Documents (it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all the assets of the Borrower and its Subsidiaries (other than Excluded Subsidiaries), including properties acquired subsequent to the Closing Date); provided that notwithstanding anything else in any Loan Document, in no event will any Loan Party be required to pledge or offer security in any Excluded Assets. Such security interests and Liens will be created under the Security Documents and other security agreements and other instruments and documents in form and substance reasonably satisfactory to the Administrative Agent, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions and lien searches) as the Administrative Agent shall reasonably request to evidence compliance with this Section to the extent required by the Security Documents . The Borrower agrees to provide such evidence as the Administrative Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien, in each case to the extent provided for in the Security Documents.

Section 5.13. Post-Closing Requirements.

The Borrower shall, and shall cause each other Loan Party to, satisfy the requirements set forth on Schedule 5.13 in the time periods set forth in such Schedule. Notwithstanding anything herein to the contrary, all conditions, representations, warranties and covenants of the Loan Documents with respect to the taking of such actions are qualified by the noncompletion of such actions until such time as they are completed or required to be completed in accordance with this Section 5.13.

ARTICLE VI

Negative Covenants

The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it cause or permit any of the Subsidiaries to:

Section 6.01. Indebtedness.

Incur, create, assume or permit to exist any Indebtedness, except:

(a) (1) Indebtedness existing on the date hereof and set forth in Schedule 6.01(a) and ~~any extensions, renewals or replacements of such Indebtedness to the extent the principal amount of such Indebtedness is not increased, neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, such Indebtedness, if subordinated to the Obligations, remains so subordinated on terms no less favorable to the Lenders, and the original obligors in respect of such Indebtedness remain the only obligors thereon;~~(2) any Permitted Refinancing thereof;

(b) Indebtedness created hereunder and under the other Loan Documents;

(c) intercompany Indebtedness of the Borrower and the Subsidiaries to the extent permitted by Section 6.04(c) so long as any such Indebtedness of a Loan Party owed to any non-Loan Party is subordinated to the Obligations pursuant to an Affiliate Subordination Agreement;

(d) (1) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this Section, when combined with the aggregate principal amount of all Capital Lease Obligations incurred pursuant to Section 6.01(e) shall not exceed $10,000,000 at any time outstanding and (2) any Permitted Refinancing thereof;

(e) (1) Capital Lease Obligations in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.01(d), not in excess of $10,000,000 at any time outstanding and (2) any Permitted Refinancing thereof;

(f) Indebtedness under performance bonds or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business;

(g) (1) Indebtedness under letters of credit, bank guaranties or similar obligations issued in the ordinary course of business in an aggregate principal amount not to exceed $12,500,000 at any one time outstanding and (2) any Permitted Refinancing thereof;

(h) (1) Indebtedness incurred by any Excluded Subsidiary described in clause (c) of the definition thereof and owing to the partners in such Joint Venture; provided that the aggregate principal amount of such Indebtedness shall not exceed $30,000,000 outstanding at any time and (2) any Permitted Refinancing thereof;

(i) (1) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary, (ii) immediately before and after such Person becomes a Subsidiary, no Default or Event of Default shall have occurred and be continuing and (iii) the aggregate principal amount of Indebtedness permitted by this Section shall not exceed $10,000,000 at any time outstanding and (2) any Permitted Refinancing thereof;

(j) Indebtedness in respect of non-speculative Hedging Agreements incurred in the ordinary course of business and consistent with prudent business practice;

(k) Indebtedness in respect of cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer, credit card processing and other cash management arrangements in the ordinary course of business and consistent with prudent business practice;

(l) prior to the Closing Date, Indebtedness in respect of the Existing Credit Agreement; ~~and~~

(m) (1) other Indebtedness of any Loan Party in an aggregate principal amount not exceeding $15,000,000 at any time outstanding~~.~~ and (2) any Permitted Refinancing thereof; and

(n) (1) Indebtedness in respect of the Senior Notes Documents in an aggregate principal amount not to exceed $400,000,000 and (2) any Permitted Refinancing thereof.

For purposes of determining compliance with this Section 6.01, in the event that an item of Indebtedness (or any portion thereof), other than Indebtedness incurred under Section 6.01(b) and Section 6.01(n), meets the criteria of more than one of the categories set forth above, the Borrower may, in its sole discretion, at the time of incurrence thereof, divide, classify or reclassify, or at any later time divide, classify or reclassify (as if incurred at such time), such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant on the date such Indebtedness is incurred or such later time, as applicable.

With respect to any Indebtedness and any related Liens that were permitted to be incurred under the Loan Documents on the date of such incurrence, any Increased Amount with respect to such Indebtedness after the date of such incurrence shall also be permitted under the Loan Documents and, for the avoidance of doubt, shall not result in a Default or an Event of Default.

Section 6.02. Liens.

Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any Person, including the Borrower or any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(a) Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof and set forth in Schedule 6.02(a); provided that such Liens shall secure only those obligations that they secure on the date hereof and extensions, renewals and replacements thereof permitted hereunder;

(b) any Lien created under the Loan Documents;

(c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or assets of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary, as the case may be; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien secures only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

(d) Liens for taxes not yet due or which are being contested in compliance with Section 5.03 or which secure taxes of less than $500,000;

(e) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

(f) pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;

(g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(i) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary or in respect of any Capital Lease Obligations; provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary other than any proceeds thereof;

(j) judgment Liens securing judgments not constituting an Event of Default under Article VII;

(k) Liens on assets of Excluded Subsidiaries securing permitted Indebtedness or other obligations of such Excluded Subsidiaries; provided that (i) such Liens do not extend to, or encumber, assets that constitute Collateral or the Equity Interests of the Borrower or any of the Subsidiaries, and (ii) such Liens extending to the assets of any Foreign Subsidiary secure only Indebtedness incurred by such Subsidiary pursuant to Section 6.01(h);

(l) Liens securing Indebtedness permitted under Section 6.01(g);

(m) licenses, sub-licenses and other similar encumbrances incurred in the ordinary course of business that do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(n) Liens, arising in the ordinary course of business (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection or (ii) in favor of a banking institution encumbering deposits (including brokers’ Liens, bankers’ Liens, rights of set-off and other similar Liens) that are customary in the banking industry;

(o) Liens (i) on cash advances or escrow deposits in favor of the seller of any property to be acquired in a Permitted Acquisition to be applied against the purchase price for such Permitted Acquisition or otherwise in connection with any escrow arrangements with respect to any such Permitted Acquisition (including any letter of intent or purchase agreement with respect to such Permitted Acquisition) or (ii) consisting of an agreement to dispose of any property in a disposition permitted under Section 6.05, in each case solely to the extent such Permitted Acquisition or disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(p) Liens that are customary contractual rights of setoff (i) relating to the establishment of depository relations with banks or other deposit-taking financial institutions in the ordinary course of business (and, for the avoidance of doubt, not given in connection with the issuance of Indebtedness), (ii) relating to pooled deposit or sweep accounts of the Borrower or any of the Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of the Subsidiaries in the ordinary course of business;

(q) prior to the Closing Date, Liens securing obligations under the Existing Credit Agreement; ;

(r) deposits of cash with the owner or lessor of premises leased and operated by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the performance of the Borrower’s or a Subsidiary’s obligations under the terms of the lease for such premises;

(s) Liens arising from judgments or orders for the payment of money not constituting an Event of Default under clause (i) of Article VII;

(t) purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements or similar public filings; and

(u) other Liens securing liabilities permitted hereunder in an aggregate amount not to exceed $15,000,000 at any time outstanding.

For purposes of determining compliance with this Section 6.02, in the event that any Lien (or any portion thereof), other than any Lien permitted under Section 6.02(b), meets the criteria of more than one of the categories set forth above, the Borrower may, in its sole discretion, at the time of incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify (as if incurred at such time), such Lien (or any portion thereof) in any manner that complies with this covenant on the date such Lien is incurred or such later time, as applicable.

Section 6.03. Sale and Lease-Back Transactions.

Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter it or its Affiliate shall rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale or transfer of such property is permitted by Section 6.05 and (b) any Capital Lease Obligations or Liens arising in connection therewith, if any, are permitted by Sections 6.01 and 6.02, as the case may be.

Section 6.04. Investments. Make or permit to exist any Investment except:

(a) (i) Investments set forth in Schedule 6.04(a) and any modification, replacement, renewal, reinvestment or extension of any of the foregoing; provided that the amount of any Investment permitted pursuant to this Section 6.04(a)(i) is not increased from the amount of such Investment set forth on Schedule 6.04(a) except as required pursuant to the terms of such Investment as of the Effective Date, (ii) investments by the Borrower and the

Subsidiaries existing on the date hereof in the Equity Interests of the Borrower and the Subsidiaries and (iii) additional investments by the Borrower and the Subsidiaries in the Equity Interests of the Borrower and the Subsidiaries; provided that (A) any such Equity Interests (other than Excluded Assets) held by a Loan Party shall be pledged, subject to the terms of the Guarantee and Collateral Agreement and (B) investments made after the Effective Date by Loan Parties in, and loans and advances made after the Effective Date by Loan Parties to, Subsidiaries that are not Loan Parties (determined without regard to any write-downs or write-offs of such investments, loans and advances) under this clause (iii) shall be limited to the amount necessary to satisfy regulatory requirements of such non-Loan Party Subsidiaries (or any Subsidiaries of such non-Loan Party Subsidiaries) promulgated by any Applicable Insurance Regulatory Authority or any reasonably anticipated regulatory requirements of such non-Loan Party Subsidiaries (or their Subsidiaries) and any cushions thereto in the ordinary course of business in the Borrower’s reasonable judgment, and including any such regulatory requirements in connection with the formation of any new non-Loan Party Subsidiaries;

(b) (i) Permitted Investments and (ii) debt securities or debt instruments with an Investment Grade Rating;

(c) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary; provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to the Guarantee and Collateral Agreement, (ii) such loans and advances from a non-Loan Party to a Loan Party shall be unsecured and subordinated to the Obligations pursuant to an Affiliate Subordination Agreement and (iii) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (a) above;

(d) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(e) the Borrower and the Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $1,000,000;

(f) the Borrower and the Subsidiaries may enter into Hedging Agreements that are not speculative in nature and are in the ordinary course of business;

(g) the Borrower or any Subsidiary may acquire all or substantially all the assets of a Person or line of business of such Person, or not less than 100% of the Equity Interests (other than directors’ qualifying shares) of a Person (referred to herein as the “Acquired Entity”); provided that (i) such acquisition was not preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, the Borrower or any Subsidiary; (ii) the Acquired Entity shall be in a similar line of business or a reasonable extension thereof as that of the Borrower and the Subsidiaries as conducted during the current and most recent calendar year; and (iii) at the time of such transaction (A) both before and after giving effect thereto, no

Default or Event of Default shall have occurred and be continuing; (B) the Borrower would be in compliance with the covenants set forth in Section 6.10 as of the most recently completed period of four consecutive fiscal quarters ending prior to such transaction for which the financial statements and certificates required by Section 5.04(a) or 5.04(b), as the case may be, and 5.04(d) have been delivered, after giving pro forma effect to such transaction and to any other event occurring after such period as to which pro forma recalculation is appropriate (including any other transaction described in this Section occurring after such period) as if such transaction had occurred as of the first day of such period; (C) the Borrower shall have delivered a certificate of a Financial Officer, certifying as to the foregoing and containing reasonably detailed calculations in support thereof, in form and substance satisfactory to the Administrative Agent; and (D) the Borrower shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Section 5.12 and the Security Documents within the time periods set forth therein (any acquisition of an Acquired Entity meeting all the criteria of this Section being referred to herein as a “Permitted Acquisition”);

(h) Investments made in, or in connection with, any Joint Venture; provided that at the time of such Investment and after giving effect thereto (and any Joint Venture Dispositions), no more than the greater of $50,000,000 and 15% (or, unless such Investments are made in the form of cash or Permitted Investments and Liquidity is less than $200,000,000, 25%) of Consolidated Total Assets are owned (whether directly or thought a percentage interest profit sharing or similar arrangement) by any Person that is not the Borrower or a Subsidiary; provided, further that no Investments may be made under this clause (h) in any Joint Venture that is not a Subsidiary of the Borrower;

(i) Investments by the Borrower in Hedging Agreements permitted under Section 6.01(j);

(j) Investments to the extent that payment for such Investments is made solely with Equity Interests of the Borrower (other than Disqualified Stock) or the proceeds from the issuance thereof;

(k) promissory notes and other Investments received in connection with Asset Sales or any other transfer of assets not constituting an Asset Sale and not otherwise prohibited hereunder;

(l) Investments consisting of extensions of trade credit or otherwise made in the ordinary course of business, including Investments consisting of endorsements for collection or deposit and trade arrangements with customers, vendors, suppliers, licensors and licensees;

(m) Investments (i) received in connection with the bankruptcy, workout, recapitalization or reorganization of, or in settlement of delinquent obligations of, or other disputes with, any other Person who is not an Affiliate of the Borrower, (ii) received in connection with the foreclosure of any secured Investment or other transfer of title with respect to any secured Investment, (iii) in satisfaction of judgments against other Persons who are not Affiliates of the Borrower, (iv) as a result of the settlement, compromise or resolutions of litigation, arbitration or other disputes with Persons who are not Affiliates of the Borrower and (v) received in satisfaction or partial satisfaction of trade credit and other similar credit extended in the ordinary course of business, including to vendors and suppliers, to the extent reasonably necessary in order to prevent or limit loss;

(n) Investments consisting of purchases and acquisitions of inventory, supplies, material, services or equipment or the non-exclusive licensing or contribution of Intellectual Property pursuant to joint marketing arrangements with other Persons in the ordinary course of business;

(o) loans or advances made to distributors, vendors and suppliers in the ordinary course of business and in a manner consistent with past practices;

(p) Guarantees of leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness in the ordinary course of business; and

(q) in addition to investments permitted by clauses (a) through (p) above, additional investments, loans and advances by the Borrower and the Subsidiaries so long as the aggregate amount invested, loaned or advanced pursuant to this clause (q) (determined without regard to any write-downs or write-offs of such investments, loans and advances) does not exceed $25,000,000 in the aggregate.

Notwithstanding anything in this Agreement to the contrary, in no event shall any Loan Party make investments of, or otherwise transfer or dispose of, any material Intellectual Property to any Excluded Subsidiary, other than non-exclusive licenses of Intellectual Property granted in the ordinary course of business that do not interfere in any material respect with the business of the Loan Parties.

For purposes of determining compliance with this Section 6.04, in the event that any investment (or any portion thereof) meets the criteria of more than one of the categories set forth above, the Borrower may, in its sole discretion, at the time such investment is made, divide, classify or reclassify, or at any later time divide, classify or reclassify (as if made at such time), such investment (or any portion thereof) in any manner that complies with this covenant on the date such investment is made or such later time, as applicable.

Section 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions.

(a) Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets (whether now owned or hereafter acquired) of the Borrower, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person, except that (i) the Borrower and any Subsidiary may purchase and sell inventory in the ordinary course of business and (ii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (1) any Wholly Owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (2) any Wholly Owned Subsidiary may merge into or consolidate with any other Wholly Owned Subsidiary in a transaction in which the surviving entity is a Wholly Owned Subsidiary and no

Person other than the Borrower or a Wholly Owned Subsidiary receives any consideration (provided that if any party to any such transaction is a Loan Party, the surviving entity of such transaction shall be a Loan Party), (3) the Borrower and the Subsidiaries may make Permitted Acquisitions and other acquisitions expressly permitted under Section 6.04, (4) the Borrower and the Subsidiaries may engage in any transaction(s) undertaken in good faith to improve the tax efficiency of the Borrower and its Affiliates so long as the Lenders are not adversely affected by such transactions (other than de minimis adverse effects), (5) the Borrower may enter into a transaction by which the Equity Interests in the Borrower are transferred to a parent entity that will own 100% of the Equity Interests of the Borrower, provided that (A) any such parent entity shall become a Loan Party by executing the Guarantee and Collateral Agreement and each applicable Security Document in favor of the Administrative Agent on or prior to the date the Equity Interests of the Borrower are so transferred or acquired, (B) such transfer or acquisition of Equity Interests of the Borrower shall not constitute a Change in Control and (C) such parent entity shall not engage in any business activities or have any assets or liabilities other than its ownership of the Equity Interests of the Borrower and liabilities incidental thereto and (6) any Subsidiary may liquidate or dissolve; provided, that if such Subsidiary is a Loan Party, the Person who receives the assets of such dissolving or liquidated Subsidiary shall be a Loan Party unless the transfer of the assets and operations of such Loan Party to a non-Loan Party would have been permitted as an Investment under Section 6.04.

(b) Make any Asset Sale otherwise permitted under clause (a) above unless (i) such Asset Sale is for consideration at least 85% of which is cash, (ii) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of and (iii) the fair market value of all assets sold, transferred, leased or disposed of since the Effective Date pursuant to this clause (b) shall not exceed $100,000,000 in the aggregate.

Section 6.06. Restricted Payments; Restrictive Agreements.

(a) Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement), or incur any obligation (contingent or otherwise) to do so; provided that (i) any Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders, (ii) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Borrower may repurchase its Equity Interests owned by any future, present or former employee, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Borrower or the Subsidiaries or make payments to such Person of the Borrower or the Subsidiaries in connection with the exercise or vesting of stock options, stock appreciation rights, restricted stock units, restricted stock or similar equity incentives or equity based incentives pursuant to equity compensation plans or otherwise in an aggregate amount not to exceed $5,000,000 in any fiscal year, (iii) the Borrower and its Subsidiaries may make Permitted Tax Distributions, (iv) the Borrower and its Subsidiaries may make Restricted Payments, the proceeds of which will be used to pay operating costs and expenses of a parent entity incurred in the ordinary course of business that are solely attributable to the operations of the Borrower and its Subsidiaries, (v) the Borrower and its Subsidiaries may declare and make Restricted Payments payable in the form of Equity Interests (other than Disqualified Stock not otherwise permitted to be incurred under

Section 6.01) of such Person, (vi) the Borrower may make Restricted Payments in connection with the payment of cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition or other transaction permitted by the Loan Documents and (vii) the Borrower may make Restricted Payments in consideration of withholding or similar Taxes payable by any future, present or former employee, directors, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing).

For purposes of determining compliance with this Section 6.06(a), in the event that any Restricted Payment (or any portion thereof) meets the criteria of more than one of the categories set forth above, the Borrower may, in its sole discretion, at the time of such Restricted Payment is made, divide, classify or reclassify, or at any later time divide, classify, or reclassify (as if made at such time), such Restricted Payment (or any portion thereof) in any manner that complies with this covenant on the date such Restricted Payment is made or such later time, as applicable.

(b) Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law, regulation or order of any Governmental Authority (including any Applicable Insurance Regulatory Authority) or by any Loan Document, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (C) the foregoing shall not apply to restrictions and conditions imposed on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder, (D) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness (E) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (F) the foregoing shall not apply to any agreement in effect at the time any Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Subsidiary of the Borrower and such agreement does not extend to the Borrower or any other Subsidiary, (G) the foregoing shall not apply to restrictions in documents governing Indebtedness expressly permitted by this Agreement so long as no such restrictions are more restrictive to the Borrower and its Subsidiaries than those contained in the Loan Documents at the time such Indebtedness is incurred ~~and~~, (H) the foregoing shall not apply to customary provisions in joint venture and partnership agreements and other similar agreements applicable to joint ventures permitted hereunder and applicable solely to such joint venture entered into in the ordinary course of business and (I) the foregoing shall not apply to restrictions in the Senior Notes Documents.

Section 6.07. Transactions With Affiliates.

Except for transactions between or among the Borrower and its wholly-owned Subsidiaries, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that the Borrower or any Subsidiary may (a)(i) engage in any transactions between or among the Borrower and its Subsidiaries expressly permitted under Sections 6.01 and 6.04, and (ii) engage in any transactions ~~expressely~~expressly permitted by Sections 6.05 and 6.06(a), (b) engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (c) pay compensation or any employee benefit allowance paid or provided to officers, directors and employees for actual services rendered to the Borrower (including severance) and its Subsidiaries, including the maintenance of benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, and retirement or savings plans, stock option, profits interest and other equity plans and similar plans and indemnification of officers and employees, (d) any agreement, instrument or arrangement as in effect as of the Effective Date or any amendment thereto (so long as any such amendment is not adverse to the Lenders in any material respect as compared to the applicable agreement as in effect on the Effective Date), (e) any transaction with consideration valued at less than $1,000,000 ~~and~~, (f) the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to shareholders of the Borrower and (g) transactions pursuant to the Senior Notes Documents.

Section 6.08. Business of the Borrower and Subsidiaries.

Engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental thereto and reasonable extensions thereof.

Section 6.09. Other Indebtedness and Agreements.

(a) Permit any waiver, supplement, modification, amendment, termination or release of (i) any indenture, instrument or agreement pursuant to which any Material Indebtedness of the Borrower or any of the Subsidiaries is outstanding in a manner materially adverse to the Lenders or (ii) its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents, in each case to the extent any such waiver, supplement, modification, amendment, termination or release would be adverse to the Lenders in any material respect.

(b) (i) Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or commit to pay, or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Material Indebtedness that is unsecured, contractually subordinated or secured by Liens that are junior in priority to the Liens securing the Obligations except (A) the payment of the Indebtedness created hereunder; (B) refinancings of Indebtedness permitted by Section 6.01, (C) the payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, ~~and~~ (D) the right of any holder of such Material Indebtedness to convert all or a portion of such Material Indebtedness to Equity Interests, (E) the prepayment, repayment or redemption of the Senior Notes in an aggregate amount not to exceed $25,000,000; provided that, Liquidity for the most recently ended fiscal quarter is not less than an amount equal to the Minimum Liquidity Level plus $50,000,000 (calculated on a pro forma basis after giving effect to such prepayment, repayment or redemption) and (F) payments in respect of Indebtedness expressly permitted under Sections 6.01(c) and (k), or (ii) pay in cash any amount in respect of any Indebtedness or preferred Equity Interests that may at the obligor’s option be paid in kind or in other securities.

Section 6.10. Financial Covenants.

(a) Permit Direct Policy Premiums for any period ending as of the last day of any fiscal quarter set forth below to be less than the amount set forth opposite such fiscal quarter:

Fiscal Quarter Ending	Direct Policy
Premiums
June 30, 2021	$675,000,000
September 30, 2021	$650,000,000
December 31, 2021	$625,000,000
March 31, 2022	$900,000,000
June 30, 2022	$875,000,000
September 30, 2022	$850,000,000
December 31, 2022	$825,000,000
March 31, 2023	$1,100,000,000
June 30, 2023	$1,075,000,000
September 30, 2023	$1,050,000,000
December 31, 2023	$1,025,000,000

(b) Permit the Combined Ratio as of the last day of any fiscal quarter, commencing with the fiscal quarter ended as of June 30, 2021, ending on a date or during a period set forth below to be greater than the percentage set forth opposite such period:

Date or Period	Percentage
June 30, 2021 through and including December 31, 2021	113.0%
March 31, 2022 through and including December 31, 2022	~~106.7~~ 108.0%
March 31, 2023 and thereafter	102%

(c) Permit Liquidity as of the last day of any fiscal quarter, commencing with the fiscal quarter ended as of June 30, 2021, to be less than the Minimum Liquidity Level.

Section 6.11. Fiscal Year. With respect to the Borrower, change its fiscal year-end to a date other than December 31.

Section 6.12. Statutory Capital. For each Regulated Insurance Company, permit capital to be less than (x) with respect to any Minimum Statutory Capital level that is expressed as a percentage, the sum of the Minimum Statutory Capital ~~Level, plus (y) 5.00%,~~level and 5.0% (e.g., with respect to a Minimum Statutory Capital level expressed as a percentage equal to 300%, a required level of 305%) and (y) with respect to any Minimum Statutory Capital level expressed as a dollar threshold, the product of such Minimum Statutory Capital level and 105% (e.g., with respect to a Minimum Statutory Capital level of $200,000,000, a required level of $210,000,000), in each case as of the last day of any fiscal quarter; provided, that this covenant shall be deemed satisfied if the foregoing requirements are met within ~~30~~60 days of the end of the applicable fiscal quarter or if such Regulated Insurance Company is in good faith negotiations with the Applicable Insurance Regulatory Authority regarding such noncompliance.

ARTICLE VII

Events of Default

In case of the happening of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false in any material respect when so made, deemed made or furnished; and in the case of representation and warranty that is capable of being cured, such representation or warranty shall remain untrue (in any material respect or in any respect, as applicable) for a period of thirty days;

(b) default shall be made in the payment of any principal of any Loan or any L/C Obligations when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or any L/C Obligation or any Fee or any other amount (other than an amount referred to in clause (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05, 5.08 or 5.13 or in Article VI;

(e) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after the earlier of (i) notice thereof from the Administrative Agent to the Borrower (which notice shall also be given at the request of any Lender) or (ii) knowledge thereof of the Borrower;

(f) (i) the Borrower or any Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable, or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (ii) shall not apply to (1) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or (2) the right of any holder to convert all or a portion of such Material Indebtedness into Equity Interests and/or cash;

(g) an involuntary proceeding (including any liquidation or rehabilitation proceeding) shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Subsidiary, or of a substantial part of the property or assets of the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, rehabilitator, liquidator, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or a Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding (including any liquidation or rehabilitation proceeding) or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, rehabilitator, liquidator, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

(i) one or more judgments shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment and such judgment either (i) is for the payment of money in an aggregate amount in excess of $10,000,000 (to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has not denied coverage) or (ii) is for injunctive relief and could reasonably be expected to result in a Material Adverse Effect;

(j) an ERISA Event shall have occurred that, when taken together with all other such ERISA Events, could reasonably be expected to result a Material Adverse Effect;

(k) any License of any Regulated Insurance Company held by such Regulated Insurance Company on the Effective Date or acquired by such Regulated Insurance Company thereafter, the loss of which could reasonably be expected to have a Material Adverse Effect, (i) shall be revoked by a final non-appealable order by the state which shall have issued such License, or any action (whether administrative or judicial) to revoke such License shall have been commenced against such Regulated Insurance Company which shall not have been dismissed or contested in good faith within 30 days of the commencement thereof, (ii) shall be suspended by such state for a period in excess of 30 days or (iii) shall not be reissued or renewed by such state upon the expiration thereof following application for such reissuance or renewal by such Regulated Insurance Company;

(l) any Guarantee under the Guarantee and Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under the Guarantee and Collateral Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);

(m) any security interest in any material assets purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby; or

(n) there shall have occurred (i) a Change in Control~~;~~ or (ii) a Fundamental Change (as defined in the Senior Notes Indenture in effect on the Senior Notes Issuance Date).

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) declare the commitment of each Lender to make Loans and any obligation of an L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon, any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding, (iii) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto), and (iv) exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents or Applicable Law or at equity; and in any event with respect to the Borrower described in clause (g) or (h) above, the Commitments and any obligation of an L/C Issuer to make L/C Credit Extensions shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, any foreclosure on, sale, transfer or other disposition of any Collateral or any other action taken or proposed to be taken hereunder that would affect the operational, voting or other control of any Regulated Insurance Entity or affect the ownership of any Regulated Entity shall be pursuant to the applicable law and regulation and, if and to the extent required thereby, subject to the prior consent of the Applicable Insurance Regulatory Authority and any other applicable Governmental Authority. Notwithstanding anything to the contrary contained herein, no party, including the Administrative Agent and the Lenders, shall take any action pursuant hereto that would constitute or result in any assignment or transfer of control of any Regulated Entity if such assignment or transfer of control would require, under then existing law, the prior approval of the Applicable Insurance Regulatory Authority and any other applicable Governmental Authority, without first obtaining such approval of the Applicable Insurance Regulatory Authority or such other applicable Governmental Authority and notifying the Applicable Insurance Regulatory Authority or such other applicable Governmental Authority of the consummation of such assignment or transfer of control (to the extent required to do so).

ARTICLE VIII

The Administrative Agent; Etc.

Section 8.01. Appointment and Authorization.

Each Lender and each L/C Issuer hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement or any other Loan Document. Each Lender and each L/C Issuer hereby acknowledges and agrees that the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein and in the other Loan Documents. The Administrative Agent shall not have or be deemed to have any fiduciary relationship with any Lender, any L/C Issuer or any other Person, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

The permissive authorizations, entitlements, powers and rights (including the right to request that the Borrower take an action or deliver a document and the exercise of remedies following an Event of Default) granted to the Administrative Agent herein shall not be construed as duties. The Administrative Agent shall not have any responsibility for interest or income on any funds held by it hereunder and any funds so held shall be held un-invested pending distribution thereof. Whether or not explicitly set forth therein, the rights, powers, protections, immunities and indemnities granted to the Administrative Agent herein shall apply to any document entered into by the Administrative Agent in connection with its role as Administrative Agent under the Loan Documents. Except to the extent expressly provided otherwise herein, the Required Lenders shall have the right to direct the Administrative Agent in all matters concerning the Loan Documents.

Section 8.02. Delegation of Duties.

The Administrative Agent may execute any and all of its duties and exercise its rights and powers under this Agreement or any other Loan Document by or through agents, sub-agents, employees or attorneys in fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the supervision, negligence or misconduct of any agent or attorney in fact that it selects with due care. Any such delegation made shall not preclude the subsequent exercise of those rights and powers by the Administrative Agent, any revocation of such delegation or any subsequent delegation of any such rights, powers, authorities and discretions.

Section 8.03. Default; Collateral; Guarantees.

(a) Upon the occurrence and continuance of a Default or an Event of Default, the Lenders and L/C Issuers agree that Required Lenders shall have the sole right to determine a course of action for the enforcement of the rights of the Lenders and the L/C Issuers, and the Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until the Administrative Agent shall have received instructions from the Required Lenders. All rights of action under the Loan Documents and all right to the Collateral, if any, hereunder may be enforced by the Administrative Agent (at the direction of the Required Lenders) and any suit or proceeding instituted by the Administrative Agent in furtherance of such enforcement shall be brought in its name as the Administrative Agent without the necessity of joining as plaintiffs or defendants any Lender or L/C Issuer, and the recovery of any judgment shall be for the benefit of the Lenders, the L/C Issuers and any Cash Management Bank or Hedge Bank subject to the fees, expenses and other amounts payable to the Administrative Agent. In actions with respect to any Collateral or other property or assets of the Borrower or any of its Subsidiaries, the Administrative Agent is acting for the benefit of each Lender, L/C Issuer, Cash Management Bank and Hedge Bank. Any and all agreements to subordinate (whether made heretofore or hereafter) other Indebtedness or obligations of the Loan Parties to the Loans or the Obligations shall be construed as being for the benefit of each Lender, L/C Issuer, Cash Management Bank and Hedge Bank.

(b) Each Lender and L/C Issuer authorizes and directs the Administrative Agent to enter into the Loan Documents to which it is a party on the date hereof on behalf of and for the benefit of the Lenders and L/C Issuers.

(c) Except to the extent that the consent of such Lender or L/C Issuer is required under Section 9.09, each Lender and L/C Issuer agrees that any action taken by the Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized by and binding upon, all of the Lenders and L/C Issuers.

(d) The Administrative Agent is hereby authorized (but not obligated) on behalf of the Lenders and L/C Issuers, without the necessity of any notice to or further consent from any Lender or L/C Issuer, from time to time to take any action with respect to any property, Collateral or Loan Documents which may be necessary to create, perfect and maintain perfected Liens upon the Collateral and the properties granted pursuant to the Loan Documents.

(e) The Administrative Agent shall not have any obligation whatsoever to any Lender, L/C Issuer or to any other Person to assure that the Collateral exists or is owned (whether in fee or by leasehold) by the Person purporting to own it or is cared for, protected, or insured or has been encumbered or that the Liens granted to the Administrative Agent pursuant to the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced, or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights granted or available to the Administrative Agent in any of the Loan Documents; IT BEING UNDERSTOOD AND AGREED THAT IN RESPECT OF THE LOAN OR ANY LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT RELATED THERETO, THE ADMINISTRATIVE AGENT SHALL NOT HAVE ANY DUTY OR LIABILITY WHATSOEVER WITH RESPECT TO ANY LOAN OR THE LOAN DOCUMENTS TO ANY PERSON IN THE ABSENCE OF ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON-APPEALABLE JUDGMENT. Notwithstanding anything contained in the Loan Documents or otherwise to the contrary, the Administrative Agent shall not have any duty to (i) file or prepare any financing or continuation statements or record any documents or instruments in any public office for purposes of creating, perfecting or maintaining any Lien or security interest created under the Loan Documents; (ii) take any necessary steps to preserve rights against any parties with respect to any Collateral; or (iii) take any action to protect against any diminution in value of the Collateral.

(f) The Lenders and the L/C Issuers hereby irrevocably agree that the Liens granted to the Administrative Agent by the Loan Parties on the Collateral shall be automatically released: (i) upon the Facility Termination Date; (ii) upon the sale or disposition of property permitted under this Agreement to a Person that is not a Loan Party (and the Administrative Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry); (iii) if such property constitutes property in which no Loan Party owned an interest at the time the Lien was granted or at any time thereafter; (iv) if such property is leased to any Loan Party under a lease which has expired or been terminated in a transaction permitted under the Loan Documents or is about to expire and which has not been, and is not intended by the Loan Parties to be, renewed; (v) if such property constitutes of an instrument or other possessory loan evidencing Indebtedness or other obligations pledged to the Administrative Agent (for the benefit of the Lenders), if the Indebtedness or obligations evidenced thereby has been paid in full or otherwise superseded, (vi) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 9.09), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guaranty and Collateral Agreement (in accordance with the second succeeding sentence), (vi) as required by the Collateral Agent to effect any sale, transfer or other disposition of Collateral in connection with any exercise of remedies of the Administrative Agent pursuant to the Security Documents and (vii) to the extent such Collateral otherwise becomes Excluded Assets. Additionally, the Lenders and the L/C Issuers hereby irrevocably agree that the Guarantors shall be released from their obligations under the Guarantee and Collateral Agreement upon consummation of any transaction permitted hereunder and certified in an officer ’s certificate of the Borrower to the Administrative Agent, in a form acceptable to the Administrative Agent, which results in such Subsidiary ceasing to constitute a Subsidiary, or otherwise becoming an Excluded Subsidiary (other than solely as a result of such Guarantor ceasing to be a wholly-owned Subsidiary). The Lenders and the L/C Issuers hereby authorize the Administrative Agent to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender or L/C Issuer.

(g) In furtherance of the authorizations set forth in this Section, each Lender and L/C Issuer hereby irrevocably appoints the Administrative Agent as its attorney-in-fact, with full power of substitution, for and on behalf of and in the name of each such Lender and L/C Issuer (i) to enter into Loan Documents, (ii) to take action with respect to the Collateral and Loan Documents to create, perfect, maintain and preserve the Administrative Agent’s Liens therein, and (iii) to execute instruments of release or to take other action necessary to release Liens upon any Loan or to release any Guarantor to the extent authorized herein or in the other Loan Documents. This power of attorney shall be liberally, not restrictively, construed so as to give the greatest latitude to the Administrative Agent’s power, as attorney, relative to the matters described in this Section. The powers and authorities herein conferred on the Administrative Agent may be exercised by the Administrative Agent through any Person who, at the time of the execution of a particular instrument, is an officer of the Administrative Agent (or any Person acting on behalf of the Administrative Agent pursuant to a valid power of attorney). The power of attorney conferred by this Section to the Administrative Agent is granted for valuable consideration and is coupled with an interest and is irrevocable so long as the Obligations, or any part thereof, shall remain unpaid or the Lenders are obligated to make any Loan under the Loan Documents.

Section 8.04. Liability of Administrative Agent.

(a) Neither the Administrative Agent nor any of its Related Parties shall:

(i) BE LIABLE FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY ANY OF THEM UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (EXCEPT FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IN CONNECTION WITH ITS DUTIES EXPRESSLY SET FORTH HEREIN AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NONAPPEALABLE JUDGMENT), or

(ii) be responsible in any manner to any Lender, L/C Issuer or any other Person for any recital, statement, representation or warranty made by the Borrower, any Guarantor or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any Collateral, or to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document, or for any failure of the Borrower, any Guarantor or any other party to any Loan Document to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower, any of its Subsidiaries, any Guarantor or any Affiliate thereof.

(b) The Administrative Agent shall not be required to use, risk or advance its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder. In no event shall the Administrative Agent be liable, directly or indirectly, for any special, indirect, punitive or consequential damages, even if the Administrative Agent has been advised of the possibility of such damages and regardless of the form of action. The Administrative Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts may include acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes, terrorist attacks or other disasters.

(c) Notwithstanding any other provision of this Agreement or the other Loan Documents, the Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request or direction of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, to give such request or direction hereunder). The Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing. The Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law.

Section 8.05. Reliance by Administrative Agent.

(a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, facsimile, e-mail or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and shall be entitled to consult and seek advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. Delivery of reports, documents and other information to the Administrative Agent is for informational purposes only and the Administrative Agent’s receipt of the foregoing shall not constitute constructive knowledge of any event or circumstance or any information contained therein or determinable from information contained therein. Information contained in notices, reports or other documents delivered to the Administrative Agent and other publicly available information shall not constitute actual or constructive knowledge. Knowledge of or notices or other documents delivered to the Administrative Agent in any capacity shall not constitute knowledge of or delivery to the Administrative Agent in any other capacity under the Loan Documents or to any affiliate or other division of the Administrative Agent.

(b) Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary, before taking or omitting any action to be taken or omitted by the Administrative Agent under the terms of this Agreement and the other Loan Documents, the Administrative Agent may seek the written direction of the Lenders and the L/C Issuers (which written direction may be in the form of an e-mail), and the Administrative Agent is entitled to rely (and is fully protected in so relying) upon such direction. If the Administrative Agent requests such direction with respect to any action, the Administrative Agent shall be entitled to refrain from such action unless and until the Administrative Agent has received such direction, and the Administrative Agent does not incur liability to any Person by reason of so refraining. In the absence of an express statement in the Loan Documents regarding which Lenders shall direct in any circumstance, the direction of the Required Lenders shall apply and be sufficient for all purposes. If the Administrative Agent so requests, it must first be indemnified to its satisfaction by the Lenders and L/C Issuers against any and all fees, losses, liabilities and expenses which may be incur red by the Administrative Agent by reason of taking or continuing to take, or omitting, any action directed by any Lender or L/C Issuer. Any provision of this Agreement or the other Loan Documents authorizing the Administrative Agent to take any action does not obligate the Administrative Agent to take such action.

(c) Each Lender shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter sent by the Borrower or the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender. In determining compliance with any condition hereunder or under the other Loan Documents to the closing of this Agreement, the making of a Loan, the issuance, extension, renewal or increase of a Letter of Credit or any disbursement or any withdrawal from any account, the Administrative Agent may presume that such condition is satisfactory to each Lender unless the Administrative Agent has received written notice to the contrary from such Lender prior to the closing, the making of such Loan, the issuance, extension, renewal or increase of a Letter of Credit or any such disbursement or any such withdrawal.

(d) The Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters and such advice shall be full protection and authorization for any action taken by the Administrative Agent in good faith thereon.

(e) If at any time the Administrative Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process (including orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of any Collateral), the Administrative Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate, and if the Administrative Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Administrative Agent shall not be liable to any of the parties hereto or to any other Person even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(f) In connection with the delivery of any information to the Administrative Agent by any other Person to be used in connection with the preparation or distribution of calculations or reports, the Administrative Agent is entitled to conclusively rely on the accuracy of any such information and shall not be required to investigate or reconfirm its accuracy and shall not be liable in any manner whatsoever for any errors, inaccuracies or incorrect information resulting from the use of this information.

(g) If the Administrative Agent shall reasonably require any information to perform its duties under the Loan Documents, the Borrower shall, to the extent it has such information, provide such information promptly upon request; provided that nothing shall require the Borrower to provide such other information (x) in respect of which disclosure is prohibited by applicable law or (y) which is subject to attorney-client or similar privilege or constitutes attorney work-product.

(h) Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under pursuant to, the Loan Documents, the Administrative Agent shall have all of the rights, immunities, indemnities and other protections granted to it under this Agreement (in addition to those that may be granted to it under the terms of such other agreement or agreements).

(i) Not less than four Business Days (or such shorter period as may be agreed to by the Administrative Agent) prior to any payment, distribution or transfer of funds by the Administrative Agent to any Person under the Loan Documents, the payee shall provide to the Administrative Agent such documentation and information as may be requested by the Administrative Agent (unless such Person has previously provided the documentation or information, and so long as such documentation or information remain accurate and true). The Administrative Agent shall not have any duty, obligation or liability to make any payment to any Person unless it has timely received such documentation and information with respect to such Person, which documentation and information shall be reasonably satisfactory to the Administrative Agent.

(j) The Administrative Agent shall not be liable for any loss, including any loss of principal or interest, or for any breakage fees or penalties in connection with the purchase or liquidation of any investment made in accordance with the terms of the Loan Documents.

(k) [Reserved].

(l) The Lenders, L/C Issuers and any transferees or assignees after the Effective Date will be required to provide to the Administrative Agent or its agents all information, documentation or certifications reasonably requested by the Administrative Agent to permit the Administrative Agent to comply with its tax reporting obligations under applicable laws, including any applicable cost basis reporting obligations.

Section 8.06. Notice of Default.

The Administrative Agent shall be deemed not to have knowledge or notice of the occurrence of any Default or Event of Default unless a Responsible Officer of the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. The Administrative Agent shall promptly notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders.

Section 8.07. Credit Decision; Disclosure of Information by Administrative Agent.

Each Lender acknowledges that neither the Administrative Agent nor any Related Party of the Administrative Agent has made any representation or warranty to it, and that no act by the Administrative Agent or any Related Party thereof shall be deemed to constitute any representation or warranty by the Administrative Agent or such Related Party to any Lender or L/C Issuer as to any matter, including whether the Administrative Agent or the Related Parties thereof have disclosed material information in their possession. Each Lender and L/C Issuer represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any Related Party thereof made its own appraisal of, and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower, the Guarantors and their respective Affiliates, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and L/C Issuer also represents that it will, independently and without reliance upon the Administrative Agent or any Related Party thereof and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender or L/C Issuer with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or any Related Party thereof.

Section 8.08. Administrative Agent in Its Individual Capacity.

The Administrative Agent and its Affiliates may make loans to, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the parent entities of the Borrower and its Affiliates as though such Person were not the Administrative Agent and without notice to or consent of the Lenders or L/C Issuers. The Lenders and L/C Issuers acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them. To the extent the Administrative Agent makes any portion of the Loans hereunder, the terms “Lender” and “Lenders” include the Administrative Agent in its individual capacity as such, and the Administrative Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent.

Section 8.09. Successor Agent.

(a) The Administrative Agent may resign at any time upon 30 days’ notice to the Lenders with a written copy of such notice to the Borrower. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint a successor agent, subject to the consent of the Borrower other than during the continuance of an Event of Default under Section 7.01(b), (c), (g) or (h). Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the Loan Documents and the term “Administrative Agent” shall mean such successor agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder, the provisions of this Article VIII shall inure to the benefit of such retiring Administrative Agent, its sub-agents or attorneys in fact and such Administrative Agent’s Related Parties as to any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is 30 days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above; provided that in the case of any security held by the Administrative Agent on behalf of the Lenders under the Loan Documents, the retiring Administrative Agent shall continue to hold such security in a custodial capacity only until such time as a successor agent is appointed or deposit such security with a court of competent jurisdiction (at the expense of Lenders). Any Person into which the Administrative Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Administrative Agent shall be a party, or any Person succeeding to the business of the Administrative Agent shall be the successor of the Administrative Agent without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

Section 8.10. Proof of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) at the direction of the Required Lenders, to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loan and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent pursuant to the terms of the Loan Documents) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

Any custodian, receiver, receiver-manager, monitor, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due to the Administrative Agent pursuant to the Loan Documents. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Loans or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 8.11. [Reserved].

Section 8.12. Discretionary Acts and Solicitation of Lender Consent.

Notwithstanding anything else to the contrary herein or in the other Loan Documents, whenever reference is made in this Agreement or any other Loan Document to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Administrative Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Administrative Agent, it is understood that the Administrative Agent shall be acting at the direction of the Lenders and shall be fully protected in acting pursuant to such directions.

Section 8.13. Secured Cash Management Agreements and Secured Hedge Agreements.

No Cash Management Bank or Hedge Bank that obtains the benefit of Section 5.02 of the Guarantee and Collateral Agreement by virtue of the provisions hereof or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guarantee and Collateral Agreement or any other Security Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VIII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements except to the extent expressly provided herein; provided, that, notwithstanding the foregoing, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements in the case of the Facility Termination Date.

ARTICLE IX

Miscellaneous

Section 9.01. Notices; Electronic Communications. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, or sent by e-mail, as follows:

(a)	if to the Borrower, to it at:

75 Varick Street, 5th Floor

New York, NY 10013

Attention of Cornelia Miller

E-mail: cornelia@hioscar.com; legal@hioscar.com

Telephone: (917) 880-0315

(b)	if to the Administrative Agent, to it at:

MAC D110-019

1525 West W.T. Harris Blvd.

Charlotte, NC 28262

Attention of: Syndication Agency Services

Telephone No: (704) 590-2706

Facsimile No: (844) 879-5899

(c) if to a Lender or L/C Issuer, to it at its address (or e-mail address) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by e-mail or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.

The Borrower hereby acknowledges that the Administrative Agent may make available to the Lenders and L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”).

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND,

EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that any communications have been posted to the Platform shall constitute effective delivery of such communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by e-mail) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent.

Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 9.02. Survival of Agreement.

All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated. The provisions of Sections 2.20, 2.17 and 9.06 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender.

Section 9.03. Binding Effect.

This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

Section 9.04. Payments Set Aside.

To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the Facility Termination Date and the termination of this Agreement.

Section 9.05. Successors and Assigns.

(a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b) Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 9.05(b), participations in L/C Obligations) at the time owing to it), with notice to the Borrower (failure to provide or delay in providing such notice shall not invalidate such assignment) and the prior written consent of the Administrative Agent and L/C Issuers (not to be unreasonably withheld or delayed); provided that (i) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in an integral multiple of, and not less than, $1,000,000 (or, if less, the entire remaining amount of such Lender’s Commitment or Loans); provided that simultaneous assignments by two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, (ii) the parties to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (B) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, and, in each case, shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent), and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their respective Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws), information necessary to satisfy the Administrative Agent’s “know your customer” requirements and all applicable tax forms. Upon acceptance and recording pursuant to clause (e) of this Section, from and after the recordation date of each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.17, 2.20 and 9.06, as well as to any Fees accrued for its account and not yet paid); provided, that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. No assignment shall be made to any Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or one of its subsidiaries.

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Revolving Commitment, and the outstanding balances of its Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of and interest on the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior written notice.

(e) Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) above, if applicable, the completion of the Administrative Agent’s “know your customer” requirements and the written consent of the Administrative Agent and, if required, the Borrower to such assignment and any applicable tax forms, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this clause (e).

(f) Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other Persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.17 and 2.20 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation) and (iv) the Borrower, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or Person hereunder or the amount of principal of or the rate at which interest is payable on the Loans or

Letter(s) of Credit in which such participating bank or Person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participating bank or Person has an interest, increasing or extending the Commitments in which such participating bank or Person has an interest or releasing any Guarantor (other than in connection with the sale of such Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral). To the extent permitted by law, each participating bank or other Person also shall be entitled to the benefits of Section 9.07 as though it were a Lender, provided such participating bank or other Person agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall not have any responsibility for maintaining a Participant Register.

(g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.17.

(h) Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(i) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.

(j) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

(k) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent and any L/C Issuer in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans or participations in Letters of Credit previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other L/C Issuer or Lender hereunder (and interest accrued thereon). Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this clause, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(l) Notwithstanding anything to the contrary contained herein, if at any time an L/C Issuer assigns all of its Revolving Commitment and Revolving Loans pursuant to Section 9.05(b), such L/C Issuer may, upon thirty days’ notice to the Borrower and the Lenders, resign as an L/C Issuer. In the event of any such resignation as an L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, that, no failure by the Borrower to appoint any such successor shall affect the resignation of such L/C Issuer as an L/C Issuer. Any resigning L/C Issuer shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders with Revolving Commitments to make Revolving Loans that are ABR Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment and acceptance of a successor L/C Issuer, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to such resigning L/C Issuer to effectively assume the obligations of such resigning L/C Issuer with respect to such Letters of Credit.

(m) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority; provided, that, no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.06. Expenses; Indemnity.

(a) The Borrower agrees, jointly and severally, to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, any L/C Issuer or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans or any Letters of Credit made hereunder, limited to, in the case of the Administrative Agent and any L/C Issuer, the reasonable counsel fees, charges and disbursements of a single counsel plus, to the extent reasonably necessary, one local counsel in each applicable material jurisdiction, and any specialty counsel, and, in the case of the Lenders, the reasonable counsel fees, charges and disbursements of a single counsel for all such Lenders plus, to the extent reasonably necessary, one local counsel in each applicable material jurisdiction, and any specialty counsel, for all the Lenders taken as a whole (and, if any Lender shall have advised the Borrower that there is an actual or perceived conflict of interest, one additional firm of primary counsel and, if reasonably necessary, one additional firm of local counsel in each applicable material jurisdiction and specialty counsel for each group of affected Lenders that are similarly situated).

(b) The Borrower agrees to indemnify the Administrative Agent, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including, but not limited to, reasonable counsel fees and settlement costs (limited to, in the case of counsel fees, charges and disbursements of a single counsel plus, to the extent reasonably necessary, one local counsel in each applicable material jurisdiction, and any specialty counsel, for all the Indemnitees (and, if any Indemnitee shall have advised the Borrower that there is an actual or perceived conflict of interest, one additional firm of primary counsel and, if reasonably necessary, one additional firm of local counsel in each applicable material jurisdiction and specialty counsel for each group of affected Indemnitees that are similarly situated))), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or Letter of Credit (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence, bad faith or willful misconduct of such Indemnitee or a material breach of such Indemnitee’s obligations hereunder.

(c) To the extent that the Borrower fails to pay any amount required to be paid by them to the Administrative Agent, any L/C Issuer or any Related Party of any of the foregoing thereof under clause (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, each L/C Issuer or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposures of all Lenders at such time) of such unpaid amount, such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, any L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent, any L/C Issuer in connection with such capacity. The obligations of the Lenders under this Section 8.06(c) are subject to the provisions of Section 2.12(d). For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the outstanding Revolving Loans and unused Commitments (if any) at the time (in each case, determined as if no Lender were a Defaulting Lender).

(d) To the extent permitted by applicable law, no Indemnitee nor any Loan Party shall have any liability for any special, punitive, indirect or consequential damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, relating to this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan, any Letter of Credit, or the use of the proceeds thereof (other than, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party)

(e) The provisions of this Section shall survive, remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent any Lender. All amounts due under this Section shall be payable on written demand therefor. The payment, indemnification and reimbursement provisions of this Section 9.06 shall not apply to claims for Taxes, except for claims for Taxes that represent damages in respect of a non-Tax claim.

Section 9.07. Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender and each L/C Issuer is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such L/C Issuer to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender or such L/C issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C issuer or their Affiliates may have, but shall not apply to any Excluded Assets. Each Lender and each L/C issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.08. Applicable Law.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 9.09. Waivers; Amendment.

(a) No failure or delay of the Administrative Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b) Except as set forth below or as specifically provided in any Loan Document (including Section 2.19(c)), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or L/C Borrowing, or waive or excuse any such payment or any part thereof, or decrease the rate of interest or Letter of Credit Fees on any Loan or L/C Borrowing, as applicable, or any other amount due to any Lender or L/C Issuer without the prior written consent of each Lender or L/C Issuers, as applicable, directly adversely affected thereby (other than a waiver of default interest, which shall only require the consent of the Required Lenders or L/C Issues, as applicable), (ii) increase or extend the Commitment or decrease or extend the date for payment of any Fees (including any Letter of Credit Fees) of any Lender or L/C Issuer, as applicable, without the prior written consent of such Lender or L/C Issuer, (iii) amend or modify the pro rata requirements of Section 2.13 and Section 5.02 of the Guarantee and Collateral Agreement, the provisions of Section 9.05(j) or the provisions of this Section or release the Borrower or all or substantially all of the Guarantees or the Collateral or value thereof without the prior written consent of each Lender, (iv) modify the protections afforded to an SPV pursuant to the provisions of Section 9.05(i) without the written consent of such SPV, (v) reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Revolving Commitments on the date hereof), (vi) waive any condition set forth in Section 4.02 or 4.03 without the written consent of each Lender and L/C Issuer and (vii) amend or modify the definition of “Required Lenders” without the prior written consent of each Lender or L/C Issuers, as applicable, directly adversely affected thereby; provided, further, that (i) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and (ii) the Administrative Agent (and, if applicable, the Borrower) may, without the consent of any Lender or L/C Issuer, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents in order to implement any Benchmark Replacement or any Benchmark Replacement Conforming Changes or otherwise effectuate the terms of Section 2.19(c) in accordance with the terms of Section 2.19(c).

(c) The Administrative Agent and the Borrower may amend any Loan Document to correct administrative errors or omissions, or to effect administrative changes that are not adverse to any Lender. Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to such Loan Document.

(d) No amendment, waiver or consent shall affect the rights or duties of any L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it without the consent of such L/C Issuer.

Section 9.10. Interest Rate Limitation.

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

Section 9.11. Entire Agreement.

This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 9.12. WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO

REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.13. Severability.

In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.14. Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, any L/C Issuer, any Lender and/or the Arranger, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Article 4, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution. The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Agreement, any other Loan Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or any other Loan Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (b) upon the request of the Administrative Agent, any Lender or any L/C Issuer, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof. Without limiting the generality of the foregoing, each party hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the L/C Issuers and any of the Loan Parties, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

Section 9.15. Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.16. Jurisdiction; Consent to Service of Process.

(a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.17. Confidentiality.

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi- regulatory authority (such as the National Association of Insurance Commissioners) (in which case such person agrees to, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, inform the Borrower promptly thereof prior to such disclosure to the extent not prohibited by law, rule or regulation), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case such person agrees to inform the Borrower promptly thereof prior to such disclosure to the extent not prohibited by law, rule or regulation),

(d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) to its financing sources (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary or any of their respective obligations, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower, (i) deal terms and other information customarily reported to Thomson Reuters, other bank market data collectors and similar service providers to the lending industry and service providers to the Administrative Agent, the Lenders and the L/C Issuers in connection with the administration of the Loan Documents or (j) to the extent such Information becomes publicly available other than as a result of a breach of this Section. For the purposes of this Section, “Information” shall mean all information received from the Borrower and related to the Borrower or its business, other than any such information that was available to the Administrative Agent or any Lender on a nonconfidential basis prior to its disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information.

Section 9.18. Lender Action.

Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self- help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent. The provisions of this Section are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 9.19. USA PATRIOT Act and Beneficial Ownership Regulation Notice.

Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.

Section 9.20. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA or otherwise) of one or more Benefit Plans in connection with the Loans or the Commitments;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such a Lender has not provided another representation, warranty and covenant as provided in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that: none of the Administrative Agent or any of its Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

Section 9.21. Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.22. Replacement of Lenders.

If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 2.22, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.05), all of its interests, rights (other than its existing rights to payments pursuant to Sections 2.17 and 2.20) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.05(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances that, in the case of a Defaulting Lender, such Defaulting Lender actually funded, accrued interest thereon, and accrued fees and all other amounts payable to it hereunder (other than such amounts not required to be paid hereunder to a Defaulting Lender) and under the other Loan Documents (including any amounts under Section 2.21) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 2.20 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Each party hereto agrees that (a) an assignment required pursuant to this Section 9.22 may be effected pursuant to an Assignment and Acceptance executed by the Borrower, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided, that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further, that, any such documents shall be without recourse to or warranty by the parties thereto.

Notwithstanding anything in this Section 9.22 to the contrary, (a) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or the depositing of Cash Collateral into a Cash Collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (b) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.

Section 9.23. No Advisory or Fiduciary Responsibility

(a) In connection with all aspects of each transaction contemplated hereby, each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Lenders and the L/C Issuers, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the Arrangers, the Lenders and the L/C Issuers is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Administrative Agent, the Arrangers, the Lenders or the L/C Issuers has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Arranger, Lender or L/C Issuer has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Administrative Agent, the Arrangers, the Lenders or the L/C Issuers has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Arrangers, the Lenders and the L/C Issuers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Administrative Agent, the Arrangers, the Lenders or the L/C Issuers has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Administrative Agent, the Arrangers, the Lenders and the L/C Issuers have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.

(b) Each Loan Party acknowledges and agrees that each Lender, the Arrangers, the L/C Issuers and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Borrower, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, L/C Issuer, Arranger or Affiliate thereof were not a Lender, L/C Issuer or Arranger or an Affiliate thereof (or an agent or any other person with any similar role under the credit facilities provided hereunder) and without any duty to account therefor to any other Lender, L.C Issuer the Arrangers, the Borrower or any Affiliate of the foregoing. Each Lender, L/C Issuer, the Arrangers and any Affiliate thereof may accept fees and other consideration from the Borrower or any Affiliate thereof for services in connection with this Agreement, the credit facilities provided hereunder or otherwise without having to account for the same to any other Lender, L/C Issuer, the Arrangers, the Borrower or any Affiliate of the foregoing.

Section 9.24. Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 9.24, the following terms have the following meanings:

(i) “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii) “Covered Entity” means any of the following:

(A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).